EXHIBIT 10.18



                                CREDIT AGREEMENT

                               DATED JULY 31, 1998

                                     BETWEEN

                          TRIDENT INTERNATIONAL, INC.,
                                   AS BORROWER

                                       AND

                              FLEET NATIONAL BANK,
                                    AS LENDER

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS.......................................................................1
   Section 1.1 Defined Terms......................................................................................1
   Section 1.2 Terms Generally...................................................................................16
   Section 1.3 Computation of Time Periods.......................................................................16

ARTICLE II  AMOUNT AND TERMS OF THE CREDITS......................................................................16
   Section 2.1 The Revolving Loans...............................................................................16
   Section 2.2 The Line of Credit Loans..........................................................................16
   Section 2.3 Procedure for Revolving Loans; Certain Conditions; Revolving Loan Note............................17
   Section 2.4 Procedure for Line of Credit Loans; Certain Conditions; Line of Credit Notes......................18
   Section 2.5 Method of Payment, Direct Debits..................................................................19
   Section 2.6 Use of Proceeds...................................................................................20
   Section 2.7 Unused Line of Credit Fees........................................................................20
   Section 2.8 Interest Rates....................................................................................20
   Section 2.9 Election and Continuation of Interest Periods.....................................................21
   Section 2.10 Conversion of Revolving Loans....................................................................22
   Section 2.11 Late Payment.....................................................................................22
   Section 2.12 Repayments and Prepayments.......................................................................22
   Section 2.13 Illegality.......................................................................................23
   Section 2.14 Reserve Requirements, Change in Circumstances....................................................23
   Section 2.15 Basis for Determining LIBOR Base Rate Inadequate or Unfair.......................................25
   Section 2.16 Indemnity........................................................................................25
   Section 2.17 Payments Free of Taxes and Other Deductions......................................................26
   Section 2.18 Obligations Absolute.............................................................................26

ARTICLE III  CONDITIONS PRECEDENT................................................................................27
   Section 3.1 Conditions Precedent to Effectiveness.............................................................27
   Section 3.2 Conditions Precedent to Loans.....................................................................28

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.......................................................................29
   Section 4.1 Incorporation, Good Standing, and Due Qualification...............................................29
   Section 4.2 Corporate Power and Authority.....................................................................29
   Section 4.3 Legally Enforceable Agreement.....................................................................29
   Section 4.4 Governmental Approvals............................................................................29
   Section 4.5 Financial Statements and Condition: Full Disclosure...............................................30
   Section 4.6 Other Agreements, No Default......................................................................30
   Section 4.7 Litigation........................................................................................30
   Section 4.8 Ownership and Liens...............................................................................30
   Section 4.9 Subsidiaries......................................................................................31
   Section 4.10 Operation of Business............................................................................31
   Section 4.11 Taxes............................................................................................31
   Section 4.12 Debt and Liens Securing Same.....................................................................31
   Section 4.13 Capital Stock....................................................................................31

   Section 4.14 Federal Reserve Regulations......................................................................31
   Section 4.15 Fiscal Year......................................................................................32
   Section 4.16 No Broker's Fees, etc............................................................................32
   Section 4.17 Investment Company Act, Public Utility Holding Company Act.......................................32
   Section 4.18 Use of Proceeds..................................................................................32
   Section 4.19 Environmental Matters............................................................................32
   Section 4.20 Compliance with Laws.............................................................................33
   Section 4.21 Events of Default................................................................................33
   Section 4.22 Labor Disputes and Acts of God...................................................................33
   Section 4.23 ERISA............................................................................................33
   Section 4.24 Consolidated Assets..............................................................................34
   Section 4.25 Insurance........................................................................................34
   Section 4.26 Location of Real Property and Leased Premises....................................................34
   Section 4.27 Year 2000 Compliance.............................................................................34

ARTICLE V  AFFIRMATIVE COVENANTS.................................................................................34
   Section 5.1 Maintenance of Existence..........................................................................35
   Section 5.2 Maintenance of Records............................................................................35
   Section 5.3 Business and Properties...........................................................................35
   Section 5.4 Maintenance of Insurance..........................................................................35
   Section 5.5 Obligations and Taxes.............................................................................35
   Section 5.6 Right of Inspection...............................................................................36
   Section 5.7 Reporting Requirements............................................................................36
   Section 5.8 Litigation and other Notices......................................................................37
   Section 5.9 Operating and Deposit Accounts....................................................................37
   Section 5.10 New Guarantors...................................................................................37
   Section 5.11 Use of Proceeds..................................................................................37
   Section 5.12 Further Assurances...............................................................................37

ARTICLE VI  NEGATIVE COVENANTS...................................................................................37
   Section 6.1 Liens.............................................................................................37
   Section 6.2 Debt..............................................................................................39
   Section 6.3 Mergers, Consolidations and Acquisitions..........................................................40
   Section 6.4 Sale and Leaseback................................................................................40
   Section 6.5 Dividends and Distributions, Restrictions on Ability of Subsidiaries to Pay Dividends.............40
   Section 6.6 Sale of Assets....................................................................................40
   Section 6.7 Investments.......................................................................................41
   Section 6.8 Guaranties, Etc...................................................................................41
   Section 6.9 Transactions With Affiliates......................................................................41
   Section 6.10 Fiscal Year......................................................................................41
   Section 6.11 Business and Accounting Methods..................................................................41

ARTICLE VII  FINANCIAL COVENANTS.................................................................................41
   Section 7.1 Consolidated Interest Coverage Ratio..............................................................42
   Section 7.2 Consolidated Leverage Ratio.......................................................................42

   Section 7.3 Consolidated Fixed Charge Coverage Ratio..........................................................42
   Section 7.4 Consolidated Tangible Net Worth...................................................................42

ARTICLE VIII  EVENTS OF DEFAULT..................................................................................42
   Section 8.1 Events of Default.................................................................................42

ARTICLE IX  GENERAL PROVISIONS...................................................................................44
   Section 9.1 Amendments, Etc...................................................................................44
   Section 9.2 Notices, Etc......................................................................................44
   Section 9.3 No Waiver: Remedies...............................................................................45
   Section 9.4 Successors and Assigns............................................................................46
   Section 9.5 Transfer of the Lender's Interests................................................................46
   Section 9.6 Costs, Expenses, and Taxes, Indemnification.......................................................46
   Section 9.7 Right of Setoff...................................................................................48
   Section 9.8 Governing Law; Jurisdiction; Waivers..............................................................48
   Section 9.9 Payment Set-Aside.................................................................................50
   Section 9.10 Entire Agreement, Severability of Provisions.....................................................50
   Section 9.11 Estoppel Certificates............................................................................51
   Section 9.12 Waiver of Jury Trial.............................................................................51
   Section 9.13 Replacement of a Note............................................................................51
   Section 9.14 Survival of Agreement............................................................................52
   Section 9.15 Further Assurances...............................................................................52
   Section 9.16 Construction.....................................................................................52
   Section 9.17 Captions.........................................................................................52
   Section 9.18 Counterparts.....................................................................................52
   Section 9.19 Confidentiality..................................................................................52

                                CREDIT AGREEMENT

         CREDIT AGREEMENT ("AGREEMENT"), dated this 31st day of July, 1998, by and between TRIDENT INTERNATIONAL, INC., a Delaware corporation with its principal place of business located at 1114 Federal Road, Brookfield, Connecticut 06804 ("BORROWER"), and FLEET NATIONAL BANK, a national bank with a place of business at 777 Main Street, Hartford, Connecticut 06115 ("LENDER")

                                    PREAMBLE

         WHEREAS, pursuant to that certain Commercial Promissory Grid Note from the Borrower in favor of the Lender dated as of September 30, 1997 (the "EXISTING REVOLVING LOAN NOTE"), the Lender has extended to the Borrower a commercial revolving loan in the maximum principal amount of up to $1,000,000 for general working capital purposes (the "EXISTING REVOLVING LOAN"); and

         WHEREAS, the Borrower has requested the Lender to extend additional credit to it in the form of a declining line of credit/term loan facility in an amount of up to $10,000,000 to be used for business acquisitions and equipment purchases; and

         WHEREAS, the Lender is willing to provide the foregoing accommodations, but only on the terms and subject to the conditions contained in this Agreement; and

         WHEREAS, with respect to the Existing Revolving Loan, the Borrower and the Lender desire to confirm that the terms of this Agreement and the Revolving Loan Note (as defined below) shall supersede and replace the Existing Revolving Loan Note and control and govern the Existing Revolving Loan.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties to this Agreement do each hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. The following capitalized terms are used in this Agreement with the respective meanings set forth in this Section 1.1:

         "Adjustment Date" means each date which is the first day of the first full month following the Lender's receipt of (a) the annual financial statements required under Section 5.7(a) hereof, or (b) the Borrower's Quarterly Reports on Form 10-Q required under Section 5.7(b) hereof for the fiscal year-to-date period ending on March 31, commencing on the first day of the first full month following the Lender's receipt of the first of such financial statements which follow the Borrower's initial borrowing hereunder (the "FIRST ADJUSTMENT DATE").

         "Affiliate" means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with, the Person specified and shall include another Person who Controls ten percent (10%) or more (on a fully diluted basis) of the voting securities or other equity interest of the Person specified.

         "Agreement" means this Credit Agreement, as amended, supplemented, or otherwise modified and in effect from time to time.

         "Acquisition Loan" means each Line of Credit Loan the proceeds of which are being used by the Borrower to finance a Permitted Acquisition.

         "Applicable LIBOR Rate Margin means:

                  (a) for the period commencing on the date hereof and ending on the day immediately preceding the First Adjustment Date, 1.50%, and

                  (b) for each period commencing on an Adjustment Date (including, but not limited to, the First Adjustment Date) and ending on the day immediately preceding the next Adjustment Date, the percentage rate set forth below opposite the Consolidated Funded Debt-to-EBIT Ratio as determined on the basis of the financial statements required to be delivered in respect of such Adjustment Date:

                  CONSOLIDATED FUNDED DEBT-TO-EBIT RATIO               APPLICABLE LIBOR RATE MARGIN
                  CONSOLIDATED FUNDED DEBT-TO-EBIT RATIO IS
                  EQUAL TO OR GREATER THAN 2.50-TO-1.00                         2.00%

                  CONSOLIDATED FUNDED DEBT-TO-EBIT RATIO IS
                  LESS THAN 2.50-TO-1.00, BUT EQUAL TO OR GREATER THAN
                  1.75-TO-1.00                                                  1.75%

                  CONSOLIDATED FUNDED DEBT-TO-EBIT RATIO IS
                  LESS THAN 1.75-TO-1.00, BUT EQUAL TO OR GREATER THAN
                  1.25-TO-1.00                                                  1.50%

                  CONSOLIDATED FUNDED DEBT-TO-EBIT RATIO IS
                  LESS THAN 1.25-TO-1.00, BUT EQUAL TO OR GREATER THAN
                  .75-TO-1.00                                                   1.25%

                  CONSOLIDATED FUNDED DEBT-TO-EBIT RATIO IS LESS
                  THAN .75-TO-1.00                                              1.00%

Any change in the Applicable LIBOR Rate Margin due to a change in the Consolidated Funded Debt-to-EBIT Ratio shall be effective on the applicable Adjustment Date and shall apply to all of the LIBOR Loans that are outstanding at any time during the period commencing on such Adjustment Date and ending on the day immediately preceding the next Adjustment Date.

         "Borrower" means Trident International, Inc., a Delaware corporation.

         "Business Day" means a day other than a Saturday, Sunday, or other day on which banks in the State of Connecticut are required or authorized by law to be closed.

         "Capital Leases" means all leases of property (whether real, personal or mixed) which have been or should be capitalized on the books of the lessee thereof in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitments" means the Revolving Loan Commitment and the Line of Credit Commitment.

         "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and its Subsidiaries during such period that, in accordance with GAAP, are or should be included in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period (including the amount of assets leased in connection with any Consolidated Capital Lease Obligation).

         "Consolidated Capital Lease Obligations" means all obligations of the Borrower and its Subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would properly be classified and accounted for as Capital Leases on the consolidated balance sheet of the Borrower and its Subsidiaries under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Consolidated CMLTD" means, for any period with respect to all Debt of the Borrower and its Subsidiaries which, in accordance with GAAP, may be properly classified as long-term debt, the portion of such Debt which was due and payable (whether or not paid) during such period, including, but not limited to, Consolidated Capital Lease Obligations payable during such period.

         "Consolidated EBIT" means, for any period, the sum of (a) Consolidated Net Income for such period, (b) any provision for (or less any benefit from) income and franchise taxes included in the determination of such Consolidated Net Income, and (c) Consolidated Interest Expense for such period.

         "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, (b) any provision for (or less any benefit from) income and franchise taxes included in the determination of such Consolidated Net Income, (c) Consolidated Interest Expense for such period, and
(d) amortization and depreciation deducted in determining such Consolidated Net Income.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period, minus the aggregate amount of all Distributions paid during such period, minus amounts paid in cash during such period for income taxes, minus the non-financed portion of Consolidated Capital Expenditures for such period (including, but not limited to, the Borrower's twenty percent (20%) funding obligation in connection with each Equipment Loan made during such period), to (b) the sum of (i) Consolidated Interest Expense for such period, and (iii) Consolidated CMLTD for such period.

         "Consolidated Funded Debt-to-EBIT Ratio" means, as of the end of the Borrower's second or fourth fiscal quarters, as applicable, the ratio of (a) all Debt of the Borrower and its Subsidiaries as of the last day of such quarter, including, but not limited to, Consolidated Capital Lease Obligations, Subordinated Debt and contingent Debt under undrawn letters of credit, to (b) Consolidated EBIT as of the end of such second or fourth fiscal quarter, as applicable, for the then ended Rolling Period.

         "Consolidated Intangibles" means, at a particular date, all assets of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, that would properly be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, goodwill, franchises, licenses, patents, trademarks, copyrights, service marks, brand names, costs in excess of the net asset value of acquired companies, and the amount of any write-up in the book value of any asset resulting from any revaluation (other than revaluations arising out of foreign currency valuations in accordance with GAAP) thereof after the date hereof.

         "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBIT for such period, to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense" means, for any period, the interest expense (without giving effect to interest income) of the Borrower and its Subsidiaries for such period (whether paid or accrued) on all Debt outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including without limitation, payments consisting of interest in respect of Capital Leases and commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         "Consolidated Leverage Ratio" means, for any period, the ratio of (a) all Debt of the Borrower and its Subsidiaries as of the last day of such period, including, but not limited to, Consolidated Capital Lease Obligations, Subordinated Debt and contingent Debt under undrawn letters of credit, to (b) Consolidated EBITDA for such period.

         "Consolidated Net Income" means, for any period, net income (or loss) for such period of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP (on a "first in, first out" inventory basis), but excluding: (a) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or such Person's assets are acquired by the Borrower or any of its Subsidiaries, and (b) extraordinary or non-recurring gains or losses, as defined under GAAP, net of related tax effects.

         "Consolidated Net Worth" means, at a particular date, (a) Consolidated Total Assets as of such date, minus (b) Consolidated Total Liabilities as of such date.

         "Consolidated Tangible Net Worth" means, at a particular date, (a) Consolidated Net Worth as of such date minus (b) Consolidated Intangibles as of such date.

         "Consolidated Total Assets" means, as of any date of determination, assets that would properly be classified as assets of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Liabilities" means, as of any date of determination, all Debt and other liabilities that would properly be classified as liabilities of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP, but in any event including, without limitation, Consolidated Capital Lease Obligations, Subordinated Debt, reserves for deferred taxes and other deferred sums appearing or which should properly appear as "liabilities" on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

         "Contaminant" means any pollutants, hazardous or toxic substances or wastes or contaminated materials, including, but not limited to, oil and oil products, asbestos, asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, flammables, explosives, radioactive materials, laboratory wastes, biohazardous wastes, chemicals, elements, compounds or any other materials and substances (including materials, substances or things which are composed of or which have as constituents any of the foregoing substances), which are or may be subject to regulation under, or the Release of which or exposure to which is prohibited, limited or regulated under any Environmental Law.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "Controlling" and "Controlled" shall have the meanings correlative thereto.

         "Debt", of any Person, means, without duplication, (a) all indebtedness or liability of such Person for borrowed money, or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (including trade obligations and accrued obligations incurred in the ordinary course of business), (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under Capital Leases, (g) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (h) current liabilities of such Person in respect of unfunded vested benefits under any Plan, (i) obligations of such Person under letters of credit, bankers acceptances or comparable arrangements, and (j) all obligations of such Person under guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss.

         "Default" means an event or condition the occurrence or existence of which, with the lapse of time or the giving of a required notice, or both, would constitute an Event of Default.

         "Default Rate" means that term as defined in Section 2.8(b) hereof.

         "Distributions" means, for any period of measurement with respect to the Borrower, the following: (i) the declaration or payment of any dividend or distribution on or in respect of the shares of any class of capital stock of the Borrower, except dividends payable solely in shares of Borrower's capital stock; and (ii) any other dividend or distribution for any purpose by the Borrower (however characterized, except for salaries, directors' fees, bonuses and other forms of compensation for services rendered to the Borrower), including without limitation, inter-company loans and guarantees, to or for the benefit of any or all of its shareholders, Affiliates and/or Subsidiaries, whether paid on or in respect of shares of any class of the capital stock of the Borrower or otherwise.

         "Dollar" and the sign "$" means lawful money of the United States of America.

         "Domestic Subsidiary" means a Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "Drawdown Date" means the date on which any Revolving Loan or Line of Credit Loan is made.

         "Eligible Equipment" means new or used equipment to be purchased by the Borrower which is (a) being purchased for use in the ordinary course of the Borrower's business, (b) at all times pertinent hereto of good and merchantable quality, free from defects and of a type which the Lender determines to be eligible for an Equipment Loan, in its sole but reasonable discretion, and (c) not subject to any Lien, security interest, charge or other encumbrance in favor of any Person other than the Lender, except for Permitted Liens of the nature described in subsections (b), (d) or (f) of Section 6.1 hereof.

         "environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, the U.S. Environmental Protection Agency, any other Governmental Authority or any other Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment cause by any Contaminant, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuance of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Contaminant, (c) the presence, use, handling, transportation, storage, treatment, or disposal of any Contaminant, or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, use, treatment, storage, disposal, transportation, transfer, generation, processing, production, refining, control, handling, Release or threatened Release of any Contaminant or to health and safety matters (including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. (collectivELY, "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq.; the Clean Air Act of 1970, as amended, 42 U.S.C. Section 7401 et seq.; The Toxic Substances Control Act of 1976, as amended, 15 USC Section 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986 (also known as SARA Title III), as amended, 42 USC
Section 11001 et seq.; the Safe Drinking Water Act of 1974, as amended, 42 USC
Section 300(f) et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 USC Section 136 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 USC Section 651 et seq.; the Endangered Species Act, as amended, 16 USC Section 1531 et seq.; the National Environmental Policy Act, as amended, 42 USC Section 4321 et seq.; the Rivers and Harbors Act of 1899 33 USC
Section 401 et seq., and any similar or implementing state or local law, rule or regulation); all laws, rules and regulations governing underground or above-ground storage tanks, conditioning transfer of property upon a form of negative declaration or other approval of a Governmental Authority of the environmental condition of a property or requiring the disclosure of conditions relating to Contaminants in connection with transfer of title to or interest in property; conditions or requirements imposed in connection with any Environmental Permits; government orders and demands and judicial orders pursuant to any of the foregoing; any and all other laws, rules, regulations, guidance, guidelines and common law of any Governmental Authority relating to the protection of human health or the environment from Contaminants; and all amendments or regulations promulgated under any of the foregoing. The reference in this paragraph to State laws specifically includes, but is not limited to, the applicable laws of the State of Connecticut and each other State in which the Borrower or any Subsidiary is conducting business.

         "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equipment Loan" means each Line of Credit Loan the proceeds of which are being used by the Borrower to purchase Eligible Equipment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, (b) the adoption of any amendment to a Plan that would required the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, (f) the receipt by the Borrower or any ERISA Affiliate from the PPGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of the Borrower.

         "Event of Default" means any of the events specified in Section 8.1 of this Agreement.

         "Existing Revolving Loan" means that term as defined in the Preamble to this Agreement.

         "Existing Revolving Loan Note" means that term as defined in the Preamble to this Agreement.

         "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on September 30 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

         "GAAP" means generally accepted accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, consistently applied from year to year, (b) generally accepted in the United States of America, and (c) such that certified public accountants would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Guarantor" means Trident, Inc., a Connecticut corporation and each other Subsidiary of the Borrower that becomes a party to a Guaranty Agreement pursuant to Sections 2.4(b) and 5.10 hereof and the permitted successors and assigns of each such Subsidiary.

         "Guaranty Agreement" means each guaranty agreement executed a Guarantor in favor of the Lender in substantially the form of Exhibit C attached hereto.

         "Head Office" means the office of the Lender at 777 Main Street, Hartford, Connecticut.

         "Interest Period" means (a) as to any Revolving Loan, or any portion or portions thereof, which bears interest at a rate determined by reference to the LIBOR Rate, an available period of one (1), two (2), three (3) or six (6) months, commencing on the date upon which such Revolving Loan is made or is continued as a LIBOR Loan or is converted from a Prime Rate Loan to a LIBOR Loan, as the case may be, and shall end on the last day of such Interest Period, and (b) as to each Line of Credit Loan, or any portion or portions thereof, which bears interest at a rate determined by reference to the LIBOR Rate, an available period of one (1) month, commencing on the date upon which such Line of Credit Loan is made or is continued as a LIBOR Loan or is converted from a Prime Rate Loan to a LIBOR Loan, as the case may be, and shall end on the last day of such Interest Period, PROVIDED, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a London Business Day, such Interest Period shall be extended to occur on the next succeeding London Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding London Business Day;

                  (ii) any Interest Period that begins on the last London Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last London Business Day of a calendar month;

                  (iii) no Interest Period with respect to any Line of Credit Loan shall end after any regularly scheduled principal payment date as set forth in the applicable Line of Credit Loan Note, unless at the time of any such Interest Period election and after giving effect thereto a portion of such Line of Credit Loan remains as a Prime Rate Loan in an amount at least equal to the sum of all installments of principal due thereunder prior to the expiration of the Interest Period being requested by the Borrower; and

                  (iv) no Interest Period with respect to any Loan shall end after the Maturity Date applicable thereto.

         "Lender" means Fleet National Bank, or any successors or assigns thereof.

         "Lender Parties" means that term as defined in Section 9.6(b).

         "LIBOR Base Rate" means, as applicable to any LIBOR Loan, the rate per annum (rounded upwards, if necessary, to the next higher 1/32nd of 1%) as determined on the basis of the offered rates for deposits in Dollars, for a period of time comparable to the Interest Period applicable to any such LIBOR Loan, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Business Days prior to the first day of the Interest Period applicable to such LIBOR Loan; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Base Rate shall be the rate (rounded upwards, if necessary, to the next higher 1/32nd of 1%) for deposits in Dollars for a period substantially equal to the Interest Period applicable to such LIBOR Loan on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. London time on the day that is two (2) London Business Days prior to the first day of the Interest Period applicable to such LIBOR Loan.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period applicable to such LIBOR Loan which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. London time on the day that is two
(2) London Business Days prior to the first day of the Interest Period applicable to such LIBOR Loan as selected by the calculation agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer that two (2) quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the Interest Period applicable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two
(2) London Business Days prior to the first day of the Interest Period applicable to such LIBOR Loan. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that a LIBOR Loan is unavailable and, accordingly, such requested LIBOR Loan shall initially be made as, or be converted to, a Prime Rate Loan, as the case may be.

         "LIBOR Loan" means any Loan, or any portion or portions thereof, bearing interest at a rate determined by reference to the LIBOR Rate.

         "LIBOR Rate" means, for any LIBOR Loan for any Interest Period, an interest rate per annum determined pursuant to the following formula, as adjusted from time to time in accordance with the applicable provisions of this
Agreement:

                  LIBOR Rate  =       LIBOR Base Rate
                                   ----------------------
                                   1 - Reserve Percentage

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, whether based on common law, statute, or contract, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Line of Credit Commitment" means the Lender's commitment to make Line of Credit Loans to the Borrower pursuant to Section 2.2 of this Agreement in an outstanding aggregate principal amount not to exceed at any time TEN MILLION AND NO/100 DOLLARS ($10,000,000).

         "Line of Credit Loan" means that term as defined in Section 2.2 of this Agreement, and also mean an Acquisition Loan or an Equipment Loan.

         "Line of Credit Loan Note" means each promissory note of the Borrower dated the date the applicable Line of Credit Loan is made and payable to the order of the Lender, in substantially the form of Exhibit B attached hereto, evidencing the Obligations arising under such Line of Credit Loan, and any and all substitutions and replacements thereof, all as the same may be amended and/or modified from time to time.

         "Line of Credit Notice of Borrowing" means that term as defined in
Section 2.4(a) of this Agreement.

         "Line of Credit Termination Date" means July 31, 2000.

         "Loan" means, as the context requires, a Revolving Loan or a Line of Credit Loan.

         "Loan Documents" means all now existing or hereafter arising instruments, loan agreements and any other agreements and documents governing, evidencing, guarantying, securing or otherwise relating to any or all of the Obligations, together with all amendments, modifications, renewals or extensions thereof, including without limitation, this Agreement, the Notes, the Guaranty Agreements, and all other promissory notes, guaranties, mortgages, security documents, deeds to secure debt, deeds of trust, pledges, assignments, contracts, negative pledges, powers of attorney, landlord waivers, trust account agreements, and written matters, whenever executed and delivered to the Lender, with respect to the transactions contemplated by this Agreement.

         "London Business Day" means a Business Day other than a day on which banks in London, England are required or authorized by law to be closed.

         "Margin Stock" means that term as defined in Regulation U.

         "Material Adverse Effect" means (a) a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Borrower and its Subsidiaries, on a consolidated basis, (b) material impairment of the validity or enforceability of this Agreement or any of the other Loan Documents, (c) material impairment of the ability of the Lender to enforce any of the material rights and remedies of the Lender hereunder or under any other Loan Document, or (d) material impairment of the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document to which it is or will be a party.

         "Maturity Date" means: (a) with respect to the Revolving Loan Commitment, July 31, 1999, and (b) with respect to each Line of Credit Loan, the sixty-six (66) month anniversary date of the making of such Line of Credit Loan.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Note" means the Revolving Loan Note or a Line of Credit Note.

         "Obligations" means all loans, advances, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), Debt (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), liabilities, obligations, guaranties, indemnities, covenants and duties at any time owing by the Borrower to the Lender and/or to any of the Lender's direct and indirect affiliates and subsidiaries, of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money, whether direct or indirect, primary or secondary, absolute or contingent, due or to become due, now existing or hereafter arising, including, but not limited to, the Loans, all obligations of the Borrower under any interest rate protection agreements, foreign exchange agreements and/or controlled disbursement check cashing or other cash management agreements with the Lender, all obligations of the Borrower in respect of any letter of credit issued by the Lender for its account or for the account of a Subsidiary or other Person and all other Debt, liabilities and obligations arising under this Agreement and the other Loan Documents, and all reasonable costs, expenses, fees, charges and attorneys' (both outside and in-house), paralegals' and professional fees incurred in connection with any of the foregoing, or in any way connected with, involving or relating to the preservation, enforcement, protection or defense of, or realization under this Agreement, any Note, any of the other Loan Documents, any related agreement, document or instrument, and the rights and remedies hereunder or thereunder, including without limitation, all reasonable costs, expenses and fees incurred in conducting environmental studies or tests, and all reasonable costs, expenses and fees incurred in connection with any "workout" or default resolution negotiations involving legal counsel or other professionals and further in connection with any re-negotiation or restructuring of the any of the Debt evidenced by this Agreement, any Note and/or any of the other Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisitions" means acquisitions by the Borrower of not less than a Controlling interest in the outstanding capital stock or other equity interests of any corporation, partnership, joint venture, a division of any corporation or any similar business unit (or of substantially all the assets and business of any of the foregoing) engaged in a Related Business (each, an "ACQUISITION") so long as (a) in the case of each such Acquisition of capital stock, such Acquisition was not preceded by an unsolicited tender offer for such capital stock by the Borrower or any of its Affiliates, (b) in the case of each Acquisition, the aggregate principal amount of Line of Credit Loans used to finance the cash consideration paid in connection with such Acquisition does not exceed eighty percent (80%) of the total cost (including without limitation, assumption of Debt and fees and expenses) of such Acquisition, and (c) the Borrower shall have delivered to the Lender (i) a pro forma consolidated financial statement in form, scope and substance satisfactory to the Lender, in its sole but reasonable discretion, reflecting the full financial effects of the Acquisition and the projected financial effects of the Acquisition over the immediately succeeding twelve (12) month period and indicating, after giving effect to such Acquisition, the Borrower's continued compliance with the financial covenants set forth in
Article VII hereof, and (ii) a certificate certifying that at the time of and immediately after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing.

         "Permitted Investments" means (a) investments of the Borrower existing on the date hereof and described on Schedule 1.1 hereof, (b) direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), (c) investments in certificates of deposit, banker's acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Lender or by any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof having a tier one capital ratio of not less than six percent (6%) and then in an amount not exceeding ten percent (10%) of the issuing bank's unimpaired capital and surplus, (d) investments in commercial paper having, on the date of the acquisition thereof, a credit rating from Standard & Poor's Rating Service or from Moody's Investors Service, Inc. of BBB or better, (e) operating deposit accounts of the Borrower and its Subsidiaries,
(f) advances to employees in the ordinary course of business in an aggregate amount outstanding not exceeding $100,000 at any time, (g) deposits made in connection with a proposed acquisition in an amount not in excess of ten (10%) percent of the purchase price, PROVIDED that the acquisition will be a Permitted Acquisition upon consummation thereof, (h) investments by the Borrower in any Guarantor, and (i) other investments not exceeding $500,000 in the aggregate at any one time outstanding, PROVIDED that any investment which, when made, constituted a Permitted Investment may continue to be held (but not reinvested) notwithstanding that such investment may thereafter cease to constitute a Permitted Investment.

         "Permitted Liens" means that term as defined in Section 6.1 hereof.

         "Person" means any natural person, sole proprietorship, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, organization, joint venture, institution, Governmental Authority, or other entity of any nature whatsoever.

       "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

       "Prime Rate" means, at any time of reference, the variable per annum rate of interest so designated from time to time by the Lender as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

         "Prime Rate Loan" means any Loan, or any portion or portions thereof, bearing interest at a rate determined by reference to the Prime Rate.

         "Property" means each real property owned, leased or occupied by the Borrower.

         "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System of the United States as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Related Business" means any business of the Borrower and its Subsidiaries as conducted on the date hereof and any business related, ancillary or complementary thereto.

         "Release" means any spilling, leaking, migrating, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Contaminant in, into, onto or through the environment.

         "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any way address any Contaminant in the environment, (ii) prevent the Release or threat of Release, or minimize the further Release of any Contaminant so it does not migrate or endanger or threaten to endanger public health, welfare or the environment, or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

         "Reserve Percentage" means, for any Interest Period for all LIBOR Loans, the maximum reserve percentage requirement (including any marginal, special, emergency or supplemental reserves, and rounded to the next higher 1/100th of 1% and expressed as a decimal) in effect for any day during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System for Eurocurrency Liabilities as defined therein (or in the case of the fallback rate, for the type of deposits or liabilities on which the fallback rate is based).

         "Revolving Loan" means that term as defined in Section 2.1 of this Agreement.

         "Revolving Loan Commitment" means the Lender's commitment to make Revolving Loans to the Borrower pursuant to Section 2.1 of this Agreement in an outstanding aggregate principal amount not to exceed at any time ONE MILLION AND NO/100 DOLLARS ($1,000,000).

         "Revolving Loan Note" means the revolving loan promissory note of the Borrower dated the date of this Agreement and payable to the order of the Lender, in substantially the form of Exhibit A attached hereto, evidencing the Obligations arising under the Revolving Loans, and any and all substitutions and replacements thereof, all as the same may be amended and/or modified from time to time, which Revolving Loan Note shall amend to the extent is amends, restate to the extent is restates, supersede and replace the Existing Revolving Loan
Note in its entirety. The amendment and restatement of the Existing Revolving Loan Note shall in no way be construed as a novation of the Borrower's indebtedness evidenced by the Existing Revolving Loan Note.

         "Revolving Loan Notice of Borrowing" means that term as defined in
Section 2.3(a) of this Agreement.

         "Rolling Period" means, with respect to any fiscal quarter of the Borrower, such fiscal quarter and the three consecutive fiscal quarters immediately prior thereto.

         "Subordinated Debt" means any and all Debt of the Borrower and its Subsidiaries which is fully and absolutely subordinated in right of payment to the full and final payment in cash of the Obligations pursuant to agreements satisfactory to the Lender as to form and substance, in its sole discretion, as evidenced by its written approval thereof.

         "Subsidiary" means, with respect to the Borrower, any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, owned, Controlled, or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the Borrower or one or more Subsidiaries of the Borrower or by the Borrower and one or more Subsidiaries of the Borrower.

         "Type", when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, the term "RATE" shall include the LIBOR Rate and the Prime Rate.

         "Unused Line of Credit Commitment" means, at any time, an amount equal to (a) the Line of Credit Commitment minus (b) the aggregate principal amount of all Line of Credit Loans outstanding at such time (without giving effect to the requested Line of Credit Loan, if any).

         "Unused Revolving Loan Commitment" means, at any time, an amount equal to (a) the Revolving Loan Commitment minus (b) the aggregate principal amount of all Revolving Loans outstanding at such time (without giving effect to the requested Revolving Loan, if any).

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time (subject to the restrictions on such amendments, restatements, supplements or modifications set forth herein), and (b) all terms of an accounting or financial nature be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined in accordance with, GAAP.

         Section 1.3 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each mean "to but excluding".

                                   ARTICLE II

                        AMOUNT AND TERMS OF THE CREDITS

         Section 2.1 The Revolving Loans. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make advances (each, a "REVOLVING LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the Maturity Date of the Revolving Loan Commitment in an amount for each such Revolving Loan not to exceed the Unused Revolving Loan Commitment on such Business Day, PROVIDED, HOWEVER, that for the period commencing on the date hereof and continuing through and including the Maturity Date of the Revolving Loan Commitment, there shall be no borrowings or reborrowings and no outstanding Revolving Loans for at least thirty (30) consecutive days (the "CLEAN-UP PERIOD"). Within the limits of the Unused Revolving Loan Commitment and the Clean-Up Period, the Borrower may request Revolving Loans under this Section 2.1, repay all or a portion of outstanding Revolving Loans pursuant to Section 2.12 hereof, and request to re-borrow Revolving Loans under this Section 2.1.

         Section 2.2 The Line of Credit Loans. Subject to the terms and conditions contained in this Agreement, the Lender agrees to make advances (each, a "LINE OF CREDIT LOAN") to the Borrower from time to time on any Business Day during the period from the date hereof until the

Line of Credit Termination Date in an amount for each such Line of Credit Loan not to exceed the Unused Line of Credit Commitment on such Business Day, subject, however, to the minimum borrowing amount set forth in Section 2.4(a) hereof. Within the limits of the Unused Line of Credit Commitment and the minimum borrowing amount set forth in Section 2.4(a) hereof, the Borrower may request Line of Credit Loans under this Section 2.2 and repay all or a portion of outstanding Line of Credit Loans pursuant to Section 2.12 hereof. No Line of Credit Loan made and subsequently repaid, in whole or in part, may be re-borrowed by the Borrower.

         Section 2.3 Procedure for Revolving Loans; Certain Conditions; Revolving Loan Note.

                  (a) Notices of Borrowing. Requests for Revolving Loans may be made only once per Business Day and shall be made on notice, given by the Borrower to the Lender not later than (i) 12:00 p.m. (Hartford, Connecticut time) on the proposed Drawdown Date, in the case of requests for Prime Rate Loans, and (ii) 10:00 a.m. (Hartford, Connecticut time) on the second London Business Day prior to the proposed Drawdown Date, in the case of requests for LIBOR Loans. Each such notice (which notice shall be irrevocable and binding on the Borrower) of a proposed borrowing (each, a "REVOLVING LOAN NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or by telex, telecopier or other electronic mode of communication, specifying the proposed Drawdown Date (which shall be a Business Day), the amount to be borrowed, the Type of borrowing (which shall be either a Prime Rate Loan or a LIBOR Loan or any combination thereof) as the Borrower may elect subject to the provisions of this Agreement, and, if a LIBOR Loan, the duration of the initial available Interest Period. If no election as to the Type of Revolving Loan borrowing is specified in any such Revolving Loan Notice of Borrowing, then the Borrower shall be deemed to have requested such Revolving Loan to be a Prime Rate Loan. If no Interest Period with respect to any requested available LIBOR Loan borrowing is specified in any such Revolving Loan Notice of Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month's duration. In the event that written confirmation of a telephonic Revolving Loan Notice of Borrowing differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error. Subject to the fulfillment of the applicable conditions set forth in Article III hereof, the Lender will, on the Drawdown Date, make the requested Revolving Loan in immediately available funds by crediting the amount thereof to an operating account of the Borrower maintained with the Lender as requested by the Borrower or as the Borrower may otherwise direct.

                  (b) Revolving Loan Note, Evidence of Debt. The Revolving Loans shall be evidenced by the Revolving Loan Note, and repaid with interest in accordance with Section 2.8(a) and the Revolving Loan Note. The Borrower hereby authorizes the Lender to record on the Revolving Loan Note or in its internal computerized records (i) the amount of each Revolving Loan made hereunder, the Type thereof and, for each LIBOR Loan, the Interest Period applicable thereto,
(ii) the amount of any principal or interest received by the Lender on account of the Revolving Loans, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding aggregate principal balance of the Revolving Loans and shall be considered correct and binding on the Borrower; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or any error therein shall not in any manner limit or otherwise affect the obligation of the Borrower under this Agreement or the Revolving Loan Note, including without limitation, its obligation to repay the Revolving Loans in accordance with their terms.

         Section 2.4 Procedure for Line of Credit Loans; Certain Conditions; Line of Credit Notes.

                  (a) Notices of Borrowing. Requests for Line of Credit Loans may be made only once per Business Day and shall be made on notice, given by the Borrower to the Lender not later than (i) 12:00 p.m. (Hartford, Connecticut time) on the proposed Drawdown Date, in the case of requests for Prime Rate Loans, and (ii) 10:00 a.m. (Hartford, Connecticut time) on the second Business Day prior to the proposed Drawdown Date, in the case of requests for LIBOR Loans. Each such notice (which notice shall be irrevocable and binding on the Borrower) of a proposed borrowing (each, an "LINE OF CREDIT NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or by telex, telecopier or other electronic mode of communication, specifying the proposed Drawdown Date (which shall be a Business Day), the amount to be borrowed, and the Type of borrowing (which shall be either a Prime Rate Loan or a LIBOR Loan or any combination thereof) as the Borrower may elect subject to the provisions of this Agreement. Each borrowing under the Line of Credit Commitment which the Borrower elects to be a LIBOR Loan shall be in an amount equal to $250,000 or an integral multiple thereof. If no election as to the Type of Line of Credit Loan borrowing is specified in any such Line of Credit Notice of Borrowing, then the requested Line of Credit Loan shall be a Prime Rate Loan. In the event that written confirmation of a telephonic Line of Credit Notice of Borrowing differs in any respect from the action taken by the Lender, the records of the Lender shall control absent manifest error. Subject to (i) the fulfillment of the applicable conditions set forth in subsections (b) and (c) below, (ii) the applicable conditions set forth in Article III hereof, and (iii) the Borrower's execution and delivery to the Lender of the applicable Line of Credit Note, the Lender will, on the Drawdown Date, make the requested Line of Credit Loan in immediately available funds by crediting the amount thereof to the operating account of the Borrower maintained with the Lender or as the Borrower may otherwise direct.

                  (b) Copies of Acquisition Documents, Etc. To be eligible to obtain any Acquisition Loan, the Borrower shall have also submitted to the Lender the following at least three Business Days prior to the requested Drawdown Date: (i) copies of all instruments and documents being executed and/or delivered in connection with such Permitted Acquisition in substantially final form; (ii) evidence reasonably satisfactory to the Lender that the aggregate principal amount of the Line of Credit Loan(s) being used to finance the purchase price of such Permitted Acquisition is not greater than eighty percent (80%) of the total cost (including without limitation, assumption of Debt and fees and expenses) of such Permitted Acquisition, (iii) evidence reasonably satisfactory to the Lender that (A) the Borrower has paid or has sufficient funds (including the proceeds of the requested Line of Credit Loan(s)) to pay the total cost for such Permitted Acquisition, including without limitation, all costs and expenses associated therewith, (B) upon payment of such purchase price, the Borrower (or any Subsidiary of the Borrower) will obtain physical possession of, and acquire good title to, the acquired assets, if any, and (C) that such acquired assets are not subject to any pledge, Lien, lease, encumbrance or charge of any kind whatsoever, other than Permitted Liens, and
(iv) the documents specified in clause (d) of the definition of the term "Permitted Acquisitions" contained in Section 1.1 of this Agreement. In the event of any Permitted Acquisition by the Borrower of any assets or business other than capital stock of any corporation, the Borrower may, at the time of such Permitted Acquisition, either continue to hold such assets or business or contribute such assets or business to an existing or newly created Domestic Subsidiary. If such assets or business are contributed to a Domestic Subsidiary of the Borrower, the Borrower shall then cause such Subsidiary, if not then a Guarantor, to become a Guarantor by executing and delivering to the Lender a Guaranty Agreement.

                  (c) Copies of Invoices, Etc. To be eligible to obtain any Equipment Loan, the Borrower shall have also submitted to the Lender the following at least three (3) Business Days prior to the requested Drawdown Date:
(i) (a) with respect to each specific piece of Eligible Equipment having a cost (including installation costs) in excess of $250,000, copies of invoices which reflect the actual net cost of the Eligible Equipment being purchased with the proceeds of such Equipment Loan (specifically excluding, if any, taxes, freight and similar charges, but including installation charges) and which contain a description of and the serial number of such Eligible Equipment, and (b) with respect to Eligible Equipment having a cost (including installation costs) equal to or less than $250,000, a descriptive listing of such Eligible Equipment, including the purchase price thereof, certified by a duly authorized officer of the Borrower as true and correct, and (ii) evidence reasonably satisfactory to the Lender that (A) the Borrower has paid or has sufficient funds (including the proceeds of the requested Equipment Loan) to pay the entire purchase price for such Eligible Equipment, including without limitation, taxes, freight, installation and other services and costs associated therewith, (B) upon payment of such purchase price, the Borrower or a Guarantor will obtain physical possession of, and acquire good title to, such Eligible Equipment at its principal place of business, and (C) that such Eligible Equipment is not subject to any pledge, Lien, lease, encumbrance or charge of any kind whatsoever other than in favor of the Lender and Permitted Liens of the nature described in subsections (b), (d) or (f) of Section 6.1.

                  (d) Line of Credit Loan Notes, Evidence of Debt. Each Line of Credit Loan shall be evidenced by a separate Line of Credit Note, and repaid with interest in accordance with Section 2.8(b) and the applicable Line of Credit Loan Note. The Borrower hereby authorizes the Lender to record on each Line of Credit Note or in its internal computerized records (i) the amount of each Line of Credit Loan made hereunder and the Type thereof, (ii) the amount of any principal or interest received by the Lender on account of the Line of Credit Loan evidenced by such Note, which recordation shall, in the absence of manifest error, be conclusive as to the outstanding principal balance of such Line of Credit Loan and shall be considered correct and binding on the Borrower; PROVIDED, HOWEVER, that the failure of the Lender to make any such recordation or any error therein shall not in any manner limit or otherwise affect the obligation of the Borrower under this Agreement or the Line of Credit Loan Notes, including without limitation, its obligation to repay the Line of Credit Loans in accordance with their respective terms.

         Section 2.5 Method of Payment, Direct Debits. The Borrower shall make each payment due under this Agreement and under any of the Notes to the Lender at its Head Office not later than 3:00 P.M., Hartford, Connecticut time, on the date when due in lawful money of the United States in immediately available funds, without setoff, defense or counterclaim. The

Borrower hereby authorizes the Lender to charge from time to time (including without limitation any time at which any amount is due under this Agreement) any amount due under this Agreement or any of the Notes, including without limitation principal, interest, fees and charges, against any account of the Borrower with the Lender if not otherwise paid on the due dates thereof. Whenever any payment to be made under this Agreement or under any of the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest.

         Section 2.6 Use of Proceeds. The Borrower represents that the proceeds of (a) the Revolving Loans shall be used for general working capital purposes in the ordinary course of the Borrower's business, and (b) the Line of Credit Loans shall be used for Permitted Acquisitions and/or for acquisitions of and upgrades to the Borrower's machinery and equipment.

         Section 2.7 Unused Line of Credit Fees. With respect to the Line of Credit Loans, the Borrower shall pay to the Lender a non-refundable fee on the first day of each April, July, October and January, commencing on July 1, 1998 and continuing through and including the Line of Credit Termination Date, in an amount equal to one quarter of one percent (.25%) per annum of the average daily Unused Line of Credit Commitment for the prior three (3) month period or portion thereof.

         Section 2.8 Interest Rates.

                  (a) Pre-default Rates.

                           (i) Revolving Loans. Subject to the provisions of
Section 2.8(b) hereof, during the period from the date made through and including the date of payment in full, each Revolving Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to, at the election of the Borrower: (i) the Prime Rate, on a floating basis; or (ii) the LIBOR Rate (as determined for each available Interest Period) plus the Applicable LIBOR Rate Margin (as adjusted from time to time pursuant to the terms of this Agreement) for available Interest Periods as set forth under the definition of "Interest Period" herein.

                           (ii) Line of Credit Loans. Subject to the provisions
of Section 2.8(b) hereof, during the period from the date made through and including the date of payment in full, each Line of Credit Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to, at the election of the Borrower: (i) the Prime Rate, on a floating basis; or
(ii) the LIBOR Rate (as determined for each available Interest Period) plus the Applicable LIBOR Rate Margin (as adjusted from time to time pursuant to the terms of this Agreement) for an available Interest Period as set forth under the definition of "Interest Period" herein.

                  (b) Default Interest. Notwithstanding the foregoing, at all times after the occurrence and during the continuance of an Event of Default or after maturity (by acceleration or otherwise) or judgment, the right of the Borrower to select pricing options shall cease and interest on all Loans, and interest on all payments of interest that are not paid when due, shall accrue at a floating rate per annum equal to four percent (4%) above the otherwise applicable pre-default rates (the "DEFAULT RATE").

                  (c) Calculation of Interest, Interest Rate Changes. Interest on each Prime Rate Loan and on any per annum fee charged hereunder which is not paid when due shall be calculated on the basis of a 360 day year and the actual number of days elapsed. With respect to each Prime Rate Loan, any change in the interest rate because of a change in the Prime Rate shall become effective, without notice or demand, immediately upon any change in the Prime Rate . With respect to each LIBOR Loan, any change in the interest rate because of a change in the Reserve Percentage shall become effective, without notice or demand, on the date on which such change in the Reserve Percentage becomes effective as to such LIBOR Loan.

                  (d) Payment of Interest.

                           (i) Prime Rate Loans. Interest on each Prime Rate
Loan shall, subject to the provisions of this Agreement, be payable monthly in arrears beginning on the first day of the month immediately succeeding the month in which such Prime Rate Loan was made or converted from a LIBOR Loan and continuing on the first day of each and every month thereafter, without notice or demand, so long as such Prime Rate Loan remains outstanding or until such Prime Rate Loan is converted to a LIBOR Loan in accordance with the provisions of this Agreement.

                           (ii) LIBOR Loans. Interest on each LIBOR Loan shall,
subject to the provisions of this Agreement, be payable on the last day of each applicable Interest Period, PROVIDED, HOWEVER, that interest on each LIBOR Loan having an Interest Period of six (6) months shall be payable on the ninetieth
(90th) calendar day and the last day of such Interest Period.

                  (e) Lawful Interest. It being the intent of the parties that the rate of interest and all other charges to the Borrower be lawful, if for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial lender such as the Lender may charge to a commercial borrower such as the Borrower, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall have been paid, then such amounts shall be applied to the principal amount of the Obligations or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law, as aforesaid.

         Section 2.9 Election and Continuation of Interest Periods

                  (a) Election. The Borrower shall elect the initial available Interest Period applicable to each Loan, or any portion or portions thereof, which it elects to bear interest with respect to the LIBOR Rate by its applicable Revolving Loan Notice of Borrowing or Line of Credit Notice of Borrowing given to the Lender pursuant to Sections 2.3(a) and 2.4(a) hereof.

                  (b) Continuation. Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable written notice to the Lender of the duration of the next available Interest Period to be applicable to such LIBOR Loan, PROVIDED that such written notice must be given not less than two (2) London Business Days prior to the last Business Day of the then current Interest Period with respect thereto, AND FURTHER PROVIDED that no LIBOR Loan may be continued as such: (i) at a time when any Default has occurred and is continuing, (ii) in the event a LIBOR Loan is unavailable pursuant to Sections 2.13 or 2.15 hereof, or
(iii) in the event the Borrower does not select an Interest Period or selects an unavailable Interest Period. If the Lender does not receive a timely notice of the next available Interest Period and interest option elected by the Borrower, or if no such further LIBOR Loan is available, such LIBOR Loan shall be automatically converted, without notice, to a Prime Rate Loan on the last day of the then expiring Interest Period.

         Section 2.10 Conversion of Loans. The Borrower may elect from time to time, subject to the provisions of the Agreement, to convert any outstanding Loan, or a portion or portions thereof, into a Loan of another available Type by giving the Lender not less than two (2) Business Days' (or London Business Days in the case of a conversion to a LIBOR Loan) prior irrevocable written notice of such election, PROVIDED that any such conversion of a LIBOR Loan to a Prime Rate Loan may only be made on the last Business Day of an Interest Period with respect thereto, and PROVIDED FURTHER that any conversion of a Line of Credit Loan from a Prime Rate Loan to a LIBOR Loan shall be in an amount not less than $100,000 or an integral multiple thereof. Any such notice of conversion shall specify the amount of the Loan being converted and, in the case of a conversion of a Revolving Loan which is a Prime Rate Loan to a LIBOR Loan, the length of the initial Interest Period. All or any part of any of the outstanding Loans may be converted as provided herein, PROVIDED that no Prime Rate Loan may be converted to a LIBOR Loan: (a) at a time when any Default has occurred and is continuing; (b) in the event a LIBOR Loan is unavailable pursuant to Sections
2.13 or 2.15 hereof; or (c) in the event the Borrower does not select an Interest Period or selects an unavailable Interest Period.

         Section 2.11 Late Payment. If any amount due hereunder or under any of the Notes is not paid within ten (10) days after the date it is due and payable, without in any way affecting the Lender's right to declare an Event of Default to have occurred, a late charge equal to five percent (5%) of such late payment may be assessed against the Borrower and shall be immediately due and payable without demand or notice of any kind, PROVIDED, HOWEVER, that the Lender shall not be entitled to accrue and collect interest at the Default Rate and assess and collect late charges against the Borrower, it being agreed and understood that the Lender shall be entitled to only one such remedy.

         Section 2.12 Repayments and Prepayments.

                  (a) Optional. The Borrower may, at its option and upon one (1) Business Days' prior written notice, repay or prepay any Loan, at any time and from time to time, in whole or in part, on the following conditions: (i) the Borrower shall pay all accrued interest on the principal being paid to the date of the repayment or prepayment and, in the case of repayments or prepayments in full, all fees, charges, costs, expenses and other amounts then due under any of the Loans, and (ii) if any such Loan is then a LIBOR Loan, such LIBOR Loan shall only be repaid or prepaid on the last Business Day of the then current Interest Period with respect thereto. In its notice, the Borrower shall specify the date and amount of the repayment or prepayment, whether the Loan being repaid or prepaid is a Prime Rate Loan or a LIBOR Loan or a combination thereof, and, if a combination thereof, the amount allocable to each. With respect to each Line of Credit Loan, all payments shall be applied to the principal installments due in respect thereof in the inverse order of maturity and shall not relieve the Borrower's obligation to make regularly scheduled principal payments thereunder.

                  (b) Mandatory. In the event of a termination of the Revolving Loan Commitment by the Borrower or the Lender for any reason whatsoever, the Borrower shall repay all outstanding Revolving Loans on the date of such termination.

                  (c) Payment of LIBOR Loans. In the event that a repayment or prepayment of a LIBOR Loan is made, required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, the Borrower shall indemnify the Lender therefor in accordance with Section 2.16 hereof.

         Section 2.13 Illegality. Notwithstanding any other provision of this Agreement, if, after the date hereof, any applicable law, regulation or directive, or any change therein or in the interpretation or application thereof after the date hereof shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for the Lender to make or maintain any LIBOR Loan as contemplated by this Agreement, then (a) the obligation of the Lender to make such LIBOR Loan, continue such LIBOR Loan as such, or convert a Prime Rate Loan to a LIBOR Loan shall forthwith be suspended until the Lender shall notify the Borrower that the Lender has determined that the circumstances causing such suspension no longer exist, and (b) all such Loans then outstanding as unlawful LIBOR Loans, if any, shall be converted automatically, without notice on the last day of the then current Interest Periods with respect thereto, or, within such earlier period as required by law, to Prime Rate Loans. If any such conversion of a LIBOR Loan is made or required on a day that is not the last Business Day of the then current Interest Period applicable thereto, the Borrower shall pay the Lender such amount or amounts as may be required pursuant to Section 2.16 hereof.

         Section 2.14 Reserve Requirements, Change in Circumstances.

                  (a) Notwithstanding any other provision of this Agreement, in the event that applicable law, treaty or regulation or directive from any government, governmental agency or regulatory authority enacted after the date hereof, or any change therein or in the interpretation or application thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) enacted after the date hereof from any central bank or government, governmental agency or regulatory authority, shall:

                           (i) subject the Lender to any tax of any kind
whatsoever (except taxes on the overall net income or gross receipts of the Lender) with respect to this Agreement, the Notes or any of the Loans made by it, or change the basis of taxation of payments to the Lender of principal, interest or any other amount payable hereunder or thereunder (except for changes in the rate of tax on the overall net income of the Lender);

                           (ii) impose, modify or hold applicable any reserve,
special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender, including (without limitation) pursuant to Regulations of the Board of Governors of the Federal Reserve System; or

                           (iii) in the sole but reasonable opinion of the
Lender, cause the Notes, any Loans or this Agreement to be included in any calculations used in the computation of regulatory capital standards; or

                           (iv) impose on the Lender any other material
condition;

and the result of any of the foregoing is to increase the cost to the Lender of making, converting into, continuing and/or maintaining the Loans (or any part thereof) by an amount that the Lender deems to be material, or to reduce the amount of any payment (whether of principal, interest or otherwise) with respect of any of the Loans by an amount that the Lender deems material, then, in any case, the Borrower shall promptly pay the Lender, upon its demand, such additional amounts necessary, in the reasonable judgment of the Lender, to compensate the Lender for such additional costs or such reduction, as the case may be (collectively the "ADDITIONAL COSTS").

                  (b) If the Lender shall have determined that the adoption after the date hereof of any applicable law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted), or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or the Lender's holding company, if any, with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, so long as the Lender believes in good faith that such has the force of law or that the failure to so comply would be unlawful) of any such Government Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any of the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loans to a level below that which the Lender or the Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then, promptly upon demand, the Borrower shall immediately pay to the Lender, from time to time as specified by the Lender, such additional amount or amounts as shall be sufficient to compensate the Lender for such reduced return.

                  (c) A certificate of the Lender setting forth in reasonable detail the amount or amounts necessary to compensate the Lender or the Lender's holding company, as applicable, as specified in subsections (a) and (b) of this
Section 2.14 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown to be due on any such certificate delivered by it within ten (10) days after its receipt.

                  (d) Failure or delay on the part of the Lender to demand compensation for any Additional Costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of the Lender's right to demand such compensation. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

         Section 2.15 Basis for Determining LIBOR Base Rate Inadequate or Unfair. In the event, and on each occasion, that the Lender shall have determined (which determination shall be conclusive absent manifest error and binding upon the Borrower) that (a) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for determining LIBOR Base Rate, or (b) Dollar deposits in the relevant amount and for the relevant maturity are no longer available to the Lender in the London interbank market, or (c) the making or continuation of LIBOR Loans has been made impractical or unlawful by the occurrence of a contingency that materially and adversely affects the London interbank market, or (d) the LIBOR Base Rate will not adequately and fairly reflect the cost to the Lender of making, funding or maintaining LIBOR Loans, or (e) the LIBOR Base Rate shall no longer represent the effective cost to the Lender of Dollar deposits in the relevant market for deposits in which it regularly participates, the Lender shall give the Borrower notice of such determination as soon as practicable thereafter. If such notice is given (i) each requested LIBOR Loan shall be made as a Prime Rate Loan, unless the Borrower gives the Lender two (2) Business Days' prior written notice that its request for such borrowing is canceled, (ii) each Loan that was to have been converted to a LIBOR Loan shall be converted into or continued as a Prime Rate Loan, and (iii) each outstanding LIBOR Loan shall be automatically converted, without notice on the last Business Day of the then current Interest Period applicable thereto, to a Prime Rate Loan. Until such notice has been withdrawn, the obligation of the Lender to make LIBOR Loans, continue LIBOR Loans as such and convert Prime Rate Loans to LIBOR Loans shall forthwith be suspended.

         Section 2.16 Indemnity. In the event of (a) a default by the Borrower in the payment of principal of or interest on any LIBOR Loan, (b) the failure by the Borrower to complete a borrowing of, conversion into or continuation of a LIBOR Loan after notice thereof has been given, or (c) the making of a repayment or prepayment of a LIBOR Loan (whether such repayment or prepayment is made pursuant to Sections 2.12 or 2.13 hereof, as a result of termination and/or acceleration following an Event of Default of such LIBOR Loan, or for any other reason) on a day which is not the last day of the then current Interest Period applicable thereto, the Borrower agrees to pay to the Lender, in addition to and not in lieu of Additional Costs and any other amount due hereunder, on demand such amount as shall be sufficient in the reasonable opinion of the Lender to compensate the Lender for any loss (including loss of earnings and anticipated profits), cost or expense (including, without limitation, costs or losses associated with prepaying or redeploying deposits, whether or not the Lender shall have actually funded a Loan with corresponding deposits) incurred as a result of the occurrence of any of the foregoing conditions (a), (b) or (c). Any demand by the Lender for payment pursuant to this Section 2.16 shall be accompanied by a schedule in reasonable detail setting forth its computation of any such loss, cost or expense, such schedule to be conclusive and binding on the Borrower absent manifest error.

         Section 2.17 Payments Free of Taxes and Other Deductions. Any and all payments by or on behalf of the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any and all current and future taxes, levies, imposts, duties, charges, fees, deductions, withholdings, liabilities, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (collectively or individually called "TAXES"). The parties hereto acknowledge that the Borrower shall not be responsible for the payment of any taxes on the overall net income of the Lender which may arise as a result of the Loans. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender on the date on which such amount is due and payable hereunder or under such other Loan Document (if not otherwise paid to the appropriate taxing authority), such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Borrower will indemnify the Lender for the full amount of Taxes paid by the Lender and any liability (including penalties, interest and expenses (including reasonable attorneys' fees and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability prepared by the Lender, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor.

         Section 2.18 Obligations Absolute. All of the Obligations of the Borrower under this Agreement, the Notes and the other Loan Documents shall (a) be absolute, unconditional and irrevocable, (b) be paid strictly in accordance with the terms of this Agreement and such other Loan Document under all circumstances, and (c) not be affected, modified, released, discharged or impaired, in whole or in part under any circumstances, irrespective of, in each case, the following circumstances:

                  (i) any lack of validity or enforceability of all or any portion of this Agreement, any of the other Loan Documents or any other agreement or any instrument relating hereto;

                  (ii) the failure to give notice to the Borrower of the occurrence of a Default or an Event of Default except as otherwise specifically required under any Loan Document;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

                  (iv) any modification, amendment, rescission, or waiver of, or consent to departure from, any of the Loan Documents, or all or any of the Obligations or this Agreement;

                  (v) any exchange, release or non-perfection of any collateral, if any, or any release of any party primarily or secondarily liable on any of the Obligations, including without limitation, the Borrower or any Guarantor, or any amendment or waiver of or consent to departure from any Guaranty or any other guarantee of all or any of the Obligations; or

                  (vi) the full or partial discharge of the Borrower or any Guarantor in bankruptcy or similar proceeding or otherwise.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

         Section 3.1 Conditions Precedent to Effectiveness. The effectiveness of this Agreement and the obligation of the Lender to make the initial Revolving Loan and the initial Line of Credit Loan shall be subject to the prior satisfaction of each of the following conditions, unless waived by the Lender in writing:

                  (a) the Lender shall have received each of the following, in form and substance reasonably satisfactory to the Lender and its counsel:

                           (i) this Agreement, the Revolving Loan Note and each
applicable Line of Credit Note duly executed and delivered by the Borrower;

                           (ii) a duly executed Guaranty Agreement from the
Guarantors, if any;

                           (iii) copies of all corporate action taken by each of
the Borrower and Guarantors, if any, including resolutions of the Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement, certified as of the date of this Agreement by the Secretary of the Borrower or each Guarantor, as the case may be;

                           (iv) a certificate, dated as of the date of this
Agreement, of the Secretary of the Borrower and each Guarantor, if any, certifying the names and true signatures of the officers of the Borrower and such Guarantor authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and the other documents to be delivered by the Borrower under this Agreement;

                           (v) a favorable opinion of independent counsel for
the Borrower and the Guarantors satisfactory to the Lender, dated the date of this Agreement;

                           (vi) evidence of insurance and copies of insurance
policies evidencing compliance with the insurance requirements of this Agreement;

                           (vii) the certificates of incorporation or articles
of organization (certified by the Secretary of the State of the state of incorporation) and bylaws of the Borrower and each Guarantor, if any;

                           (viii) a Certificate of Good Standing or Certificate
of Legal Existence issued by the Secretary of the State of the states of incorporation and qualification of the Borrower and each Guarantor, if any, evidencing that the Borrower or such Guarantor is a corporation in good standing or legally exists in the state of its incorporation and in each State where it is qualified to do business;

                           (ix) to the extent reasonably available, tax
clearance letters (Sales and Use, Corporate and Labor) from the Department of Revenue or similar taxing Governmental Authority relating to the Borrower and each Guarantor, if any;

                           (x) all other documents, instruments and agreements
that the Lender shall reasonably require in connection with this Agreement; and

                           (xi) evidence that the Borrower has established and
maintains its primary depository accounts with the Lender.

                  (b) All representations and warranties contained in this Agreement shall be true and correct in all material respects.

         Section 3.2 Conditions Precedent to Loans. The obligation of the Lender to make each Revolving Loan (including the initial Revolving Loan) and each Line of Credit Loan (including the initial Line of Credit Loan) shall be subject to the prior satisfaction of each of the following additional conditions:

                  (a) On each Drawdown Date, the Lender shall have received the applicable Revolving Loan Notice of Borrowing, Line of Credit Notice of Borrowing and Line of Credit Loan Note.

                  (b) The representations and warranties contained in Article IV of this Agreement and contained in each of the other Loan Documents containing representations and warranties shall be true and correct in all material respects on and as of such Drawdown Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) The Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after giving effect to such Loan, no Default or Event of Default has occurred and is continuing.

         Each request by the Borrower for a Revolving Loan or a Line of Credit Loan shall be deemed to constitute a representation and warranty by the Borrower that as of the date of such request and as of the applicable Drawdown Date the matters specified in subsections (b) and (c) of this Section 3.2 have been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that:

         Section 4.1 Incorporation, Good Standing, and Due Qualification. The Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power and authority necessary to own its properties and assets and to carry on the business in which it is now engaged or proposed to be engaged; (c) is duly qualified and in good standing as a foreign corporation under the laws of the State of Connecticut and each other jurisdiction in which such qualification is required, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect; and (d) has the corporate power and authority to execute, deliver and perform its obligations under each Loan Document and each other agreement or instrument contemplated hereby to which it is or will be a party.

         Section 4.2 Corporate Power and Authority. The execution, delivery and performance by the Borrower of the Loan Documents, and the borrowings hereunder, are within the powers of the Borrower and have been duly authorized by all necessary corporate and, if required, shareholder action, and do not and will not (a) violate (i) the certificate of incorporation or bylaws of the Borrower, or (ii) to the best knowledge of the Borrower, any provision of any law, rule, regulation (including, without limitation, Regulation G, Regulation T, Regulation U and Regulation X), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower or any Subsidiary, or (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture or loan or credit agreement or any other material agreement, lease, or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected, except where such conflict, breach or default could not reasonably be expected to result in a Material Adverse Effect, or (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary.

         Section 4.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when executed and delivered will be, the legal, valid, and binding obligations, enforceable against the Borrower, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by the effect of general principles of equity and bankruptcy and similar laws affecting the rights and remedies of creditors generally.

         Section 4.4 Governmental Approvals. As of the date of this Agreement, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except for such as have been made or obtained and are in full force and effect.

         Section 4.5 Financial Statements and Condition: Full Disclosure.

                  (a) The Borrower has heretofore submitted to the Lender its consolidated and consolidating audited financial statements for the Fiscal Year ended September 30, 1997, its Annual Report on Form 10-K for the Fiscal Year ended September 30, 1997 and its Quarterly Report on Form 10-Q for the fiscal quarter ended on December 31, 1997. The Borrower represents that, except as disclosed therein, all of said financial information are true, complete and correct in all material respects as of such respective dates; that such financial information fairly presents the financial condition and the results of operations of the Borrower and its consolidated Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of the Quarterly Reports on Form 10-Q, to changes resulting form normal year-end adjustments); that such financial statements disclose all material liabilities, direct or contingent of the Borrower and its consolidated Subsidiaries as of the dates hereof and the periods indicated; that such financial statements have been prepared in accordance with GAAP consistently maintained throughout the periods involved; and that there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, from that set forth in said financial statements.

                  (b) Except as set forth in Schedule 4.12 hereto, upon consummation of the transactions contemplated under the Loan Documents, the Borrower will not have any outstanding Debt other than the obligations and indebtedness under this Agreement and the other Loan Documents and trade debt incurred in the ordinary course of its business.

         Section 4.6 No Default. Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Debt, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, or is in violation of any law, rule, regulation, order, judgment or decree of any Governmental Authority having jurisdiction over it or any of its properties or assets, where such default or violation could reasonably be expected to result in a Material Adverse Effect.

         Section 4.7 Litigation. Except as disclosed in filings with the Securities and Exchange Commission and on Schedule 4.7 hereto, there is no pending or, to the best knowledge of the Borrower, threatened action, suit or proceeding before any court, Governmental Authority, board of arbitration, or arbitrator against the Borrower or any of its Subsidiaries or for or on behalf of the Borrower or any of its Subsidiaries or in which the Borrower or any of its Subsidiaries or any of their properties or assets are or may otherwise become involved, which may, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect, nor is there any basis therefor. Neither the Borrower nor any of its Subsidiaries has received any summons, citation, directive, letter, or other communication from any Governmental Authority concerning any intentional or unintentional violation or alleged violation of any Environmental Laws which may, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.8 Ownership and Liens. The Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of their respective properties and assets, and none of their respective properties or assets are subject to any security interest or Lien, except Permitted Liens.

         Section 4.9 Subsidiaries. (a) Schedule 4.9 hereto sets forth as of the date hereof a list of all Subsidiaries, their jurisdictions of incorporation and the percentages of the various classes of capital stock owned by the Borrower or another Subsidiary of the Borrower, (b) the Borrower or another Subsidiary, as the case may be, has the unrestricted right to vote, and to receive dividends on, all capital stock indicated on Schedule 4.9 as owned by the Borrower or such Subsidiary (subject to limitations imposed by applicable law or by the Loan Documents), and (c) all capital stock indicated on Schedule 4.9 has been duly authorized and issued and is fully paid and non-assessable and owned by the Borrower or such Subsidiary, free and clear of all Liens.

         Section 4.10 Operation of Business. To the best of the Borrower's knowledge, the Borrower and each of its Subsidiaries possesses all material licenses, Environmental Permits and other permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted, and the Borrower and its Subsidiaries are not in violation of any rights of others with respect to any of the foregoing, except where such violation could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in filings with the Securities and Exchange Commission and on Schedule 4.7 hereto, nothing has come to the attention of any officer of the Borrower or any of its Subsidiaries to the effect that (i) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by any of them in connection with such business may infringe any patent, trademark, service marks, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or threatened any claim or litigation against or affecting it contesting its right to sell or use any such product, process, method, substance, part or other material.

         Section 4.11 Taxes. The Borrower and its Subsidiaries have filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

         Section 4.12 Debt and Liens Securing Same. Set forth on Schedule 4.12 hereto is a complete and correct list of all Debt of the Borrower and each of its Subsidiaries as of the date hereof other than trade debt incurred in the ordinary course of its business. The maximum principal or face amounts of the obligations set forth, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in Schedule 4.12.

         Section 4.13 Capital Stock. All of the outstanding shares of stock of the Borrower have been duly authorized and are validly issued, fully paid, and non-assessable, and are not subject to any right or claim of rescission.

         Section 4.14 Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States of America (the "BOARD"), including without limitation, Regulation G, Regulation T, Regulation U or Regulation X. The Borrower will not take, nor permit any agent acting on its behalf to take, any action which might cause any transaction or obligation, or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any Regulation of the Board.

         Section 4.15 Fiscal Year. The Fiscal Year for financial accounting purposes ends on September 30 of each calendar year.

         Section 4.16 No Broker's Fees, etc. The Borrower is not obligated to pay any brokerage commissions, investment banker fees, finder's fees or appraisal fees (other that reimbursing the Lender for such fees incurred by the Lender) in connection with the execution of this Agreement.

         Section 4.17 Investment Company Act, Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         Section 4.18 Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes and subject to the limitations specified herein.

         Section 4.19 Environmental Matters. Except as disclosed in filings with the Securities and Exchange Commission:

                  (a) None of the Properties contain any Contaminants in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (b) The Properties and all operations of the Borrower and its Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (c) There have been no Releases or threatened Releases at, from, under or proximate to any of the Properties or otherwise in connection with the operations of the Borrower and its Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any notice of an Environmental Claim in connection with any of the Properties or the operations of the

Borrower or its Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor does the Borrower or any of its Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                  (e) Contaminants have not been transported from any of the Properties, nor have Contaminants been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor has the Borrower nor any of its Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Contaminants, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate could reasonably be expected to result in a Material Adverse Effect.

         Section 4.20 Compliance with Laws. Neither the Borrower nor any of its Subsidiaries or any of their respective material properties or assets is in violation of, nor to the Borrower's knowledge will the continued operation of their material properties and assets as currently conducted be in violation, any law, ordinance, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) applicable to it, issued by any Governmental Authority, including, without limitation, ERISA and the United States Occupational Safety and Health Act of 1970, as amended, or in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         Section 4.21 Events of Default. No Default or Event of Default has occurred and is continuing.

         Section 4.22 Labor Disputes and Acts of God. As of the date hereof, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. To the Borrower's knowledge, the hours worked by and payments made to employees of the Borrower and their Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law, dealing with such matters. The business and properties of the Borrower and its Subsidiaries have not been affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance) which could, in any one case or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 4.23 ERISA. The Borrower and its ERISA Affiliates are in compliance in all material respects with all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its ERISA Affiliates have met their minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability the Borrower or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA. Neither the Borrower, nor any ERISA Affiliate has incurred any material liability to the PBGC under ERISA, and with respect to any Plan that has been terminated, all Plan obligations have been settled and there exists no unfunded liability of any kind.

         Section 4.24 Consolidated Assets. No other Person, Affiliate or Subsidiary accounts for more than five percent (5%) of the Borrower's consolidated assets other than the Guarantors, if any.

         Section 4.25 Insurance. Schedule 4.25 sets forth a true, complete and correct description of all insurance maintained by the Borrower and its Subsidiaries as of the date hereof. As of such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

         Section 4.26 Location of Real Property and Leased Premises.

                  (a) Schedule 4.26(a) lists completely and correctly as of the date hereof all real property owned by the Borrower or any Subsidiary and the addresses thereof. The Borrower and its Subsidiaries own in fee all of the real property set forth on Schedule 4.26(a).

                  (b) Schedule 4.26(b) lists completely and correctly as of the date hereof all real property leased by the Borrower or any Subsidiary and the addresses thereof. The Borrower and its Subsidiaries have valid leases in all of the real property set forth on Schedule 4.26(b).

         Section 4.27 Year 2000 Compliance. The Borrower and each Subsidiary has
(i) undertaken a review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computed applications used by the Borrower or any Subsidiary may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a detailed plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with than timetable. The Borrower reasonably anticipates that all computer applications that are material to its and each Subsidiary's business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT").

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that so long as this Agreement shall remain in effect and until each of the Commitments has been terminated and all of the Obligations shall have been paid and performed in full, unless the Lender shall have consented in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

         Section 5.1 Maintenance of Existence. Preserve and maintain their existence as corporations and good standing in the jurisdiction of their organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to remain so qualified could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.2 Maintenance of Records. Keep proper books of record and account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all of their financial transactions.

         Section 5.3 Business and Properties. Do or cause to be done all things necessary in its reasonable business judgment to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, keep and preserve all of their properties necessary or useful in the proper conduct of their businesses in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.4 Maintenance of Insurance. (a) Keep their properties and each of the Properties which they own insured against fire, theft and other hazards (so-called "ALL RISK" coverage) in amounts and with companies reasonably satisfactory to the Lender to the same extent in covering such risks as is customary in the same or a similar business, but in no event in an amount less than the lesser of (i) the total Obligations hereunder or (ii) the amount necessary to avoid any co-insurance penalty, (b) maintain public liability coverage against claims for personal injuries, death or property damage in an amount as is customary in the same or a similar business, and (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days' written cancellation notice to the Lender. The Borrower agrees to deliver or cause to be delivered at the request of the Lender copies of all of the aforesaid insurance policies to the Lender. In the event of any loss or damage to a material portion of the Borrower's or any Guarantor's assets, the Borrower shall give immediate written notice to the Lender and to its insurers of such loss or damage and shall properly file its proofs of loss with said insurers. In the event of failure to provide and maintain insurance as herein provided, the Lender may, at its option, provide such insurance and the amount thereof shall constitute Obligations.

         Section 5.5 Obligations and Taxes. Pay its obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; PROVIDED, HOWEVER, that such payment or discharge shall not be required with respect to any tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or its Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

         Section 5.6 Right of Inspection. Permit the Lender or any agent or representative of the Lender to examine and make copies of and abstracts from the records, including without limitation computer records, and books of account of, and visit the properties of, the Borrower or any Subsidiary at reasonable times but not more than once per calendar year (unless an Event of Default shall have occurred and be continuing), and to discuss the affairs, finances, and accounts of the Borrower or Subsidiary with any of its officers and directors and its independent accountants (who, by this reference, are authorized by the Borrower to discuss such matters with the Lender or any agent or representative of the Lender). After the occurrence and during the continuance of a Default or an Event of Default, the Lender may undertake any of the foregoing rights of inspection at any time and at any frequency.

         Section 5.7 Reporting Requirements. Furnish or cause to be furnished to the Lender:

                  (a) As soon as available and in any event within ninety-two
(92) days after the end of each Fiscal Year, (i) consolidated and consolidating audited balance sheets of the Borrower and its consolidated Subsidiaries (including without limitation, the Guarantors) as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, operations, retained earnings and cash flows with accompanying footnotes of the Borrower and its consolidated Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the consolidated and consolidating figures for the previous Fiscal Year, all in reasonable detail and accompanied by an unqualified report thereon by an independent certified public accountant reasonably acceptable to the Lender, which shall state that such financial statements were prepared on an audited basis and present fairly the financial condition as of the end of such Fiscal Year, and the combined results of operations and changes in financial position for such Fiscal Year, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, and (ii) a copy of the Borrower's Annual Report on Form 10-K filed or to be filed with the Securities and Exchange Commission.

                  (b) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of the Borrower, a copy of the Borrower's Quarterly Report on Form 10-Q filed or to be filed with the Securities and Exchange Commission.

                  (c) Promptly upon receipt thereof, and in any event simultaneously with the delivery of the financial statements required by Section 5.7(a) hereof, copies of any final reports and management letters submitted to the Borrower by independent certified public accountants in connection with the examination of financial statements.

                  (d) Promptly after sending or filing thereof, copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities Exchange Commission or any national securities exchange.

                  (e) Upon request of the Lender, copies of all reports (including annual reports) and notices which the Borrower files with or receives from the PBGC or the U.S. Department of

Labor under ERISA; and as soon as possible but not later than ten (10) days after the Borrower knows that any ERISA Event has occurred with respect to any Plan or that the PBGC or the Borrower or any of its Subsidiaries has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower will deliver to the Lender a certificate of the chief financial officer of the Borrower setting forth details as to such ERISA Event or Plan termination and the action the Borrower proposes to take with respect thereto.

         Section 5.8 Litigation and other Notices. Promptly advise the Lender in writing (a) of the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity, including arbitration proceedings and any proceedings by or before any Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect, (b) of the occurrence of any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) which is being taken or proposed to be taken with respect thereto, and (c) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         Section 5.9 Operating and Deposit Accounts. Maintain at all times all of their principal operating accounts, cash management accounts and principal depository accounts, including without limitation, their principal checking accounts, with the Lender.

         Section 5.10 New Guarantors. Upon any Person becoming a direct or indirect Subsidiary of the Borrower, cause such Person to become a Guarantor by executing and delivering to the Lender a Guaranty Agreement.

         Section 5.11 Use of Proceeds. Use the proceeds of the Loans only for the purposes and subject to the limitations specified herein.

         Section 5.12 Further Assurances. Execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that so long as this Agreement shall remain in effect and until each of the Commitments has been terminated and all of the Obligations shall have been paid and performed in full, unless the Lender shall have consented in writing, the Borrower shall not, and shall not cause or permit each of the Subsidiaries to:

         Section 6.1 Liens. Create, incur, assume, or suffer to exist any Lien upon or with respect to any of its properties or assets (including without limitation, the Properties and securities and other investment property of any Person, including any Subsidiary), now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following which shall constitute "PERMITTED LIENS":

                  (a) Liens created under the Loan Documents in favor of the Lender;

                  (b) Liens for taxes or assessments or other government charges or levies not yet due and payable or which are being contested in compliance with Section 5.5 hereof;

                  (c) pledges and deposits made (other than Liens imposed by ERISA) in the ordinary course of business in compliance with workers' compensation, unemployment insurance or other social security laws or regulations;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like statutory Liens (other than Environmental Liens) arising in the ordinary course of business and securing obligations that are not yet due and payable or which are being contested in compliance with Section 5.5 hereof;

                  (e) deposits made in the ordinary course of business to secure liability to insurance carriers;

                  (f) any attachment or judgment Lien not constituting an Event of Default under Section 8.1(a)(viii) hereof;

                  (g) Liens arising from precautionary uniform commercial code financing statements with respect to assets leased by the Borrower or any Subsidiary pursuant to operating leases;

                  (h) zoning restrictions, easements, rights-of-way, restrictions on the use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) purchase money security interests in equipment hereafter acquired by the Borrower or any Subsidiary, provided that (i) such security interests secures Debt permitted by Section 6.2(j) hereof and only the specific Debt incurred in connection with such acquisition, (ii) such security interests are incurred, and the Debt secured thereby is created, within ninety (90) days of such acquisition, (iii) the Debt secured thereby does not exceed eighty percent (80%) of the lesser of the cost or fair market price of such equipment at the time of such acquisition, and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary, and any replacement Lien arising out of the refinancing or replacement of the underlying permitted Debt; and

                  (j) Liens in respect of Capital Leases.

         In addition, neither the Borrower nor any of its Subsidiaries will enter into or permit to exist any undertaking by it or affecting any of its properties or assets (including without limitation, the Properties) whereby the Borrower or such Subsidiary shall agree with any Person (other than the Lender) not to create or suffer to exist any Liens on any such properties or assets in favor of the Lender.

         Section 6.2 Debt. Create, incur, assume, or suffer to exist any recourse or nonrecourse Debt, except:

                  (a) Debt of the Borrower created under this Agreement and under the other Loan Documents;

                  (b) Debt incurred for borrowed money existing on the date hereof and set forth on Schedule 4.12, but no increases thereof;

                  (c) Debt with respect to Capital Leases in an aggregate amount outstanding at any time not to exceed $250,000;

                  (d) Debt owed by the Borrower to any Guarantor;

                  (e) Debt incurred or created in connection with a Permitted Acquisition owing to seller of the assets so acquired but only if such Debt is Subordinated Debt;

                  (f) Debt resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (g) Debt arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Permitted Acquisitions;

                  (h) Debt incurred in connection with interest rate protection agreements with the Lender with respect to the Loans;

                  (i) accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within the required time, unless contested in good faith and by appropriate proceedings;

                  (j) Purchase money Debt for the purchase of equipment which shall not exceed $100,000 in the aggregate per Fiscal Year of the Borrower, on a non-cumulative basis; and

                  (k) any extensions, renewals, refinancings or replacements of Debt described in (b), (c), (d), (e) and (j) above to the extent that (i) the aggregate principal amount of such Debt is not at any time increased and neither the maturity nor the average life of such Debt is shortened, (ii) if the Debt being refinanced is Subordinated Debt, the refinancing Debt shall be subordinate to the same extent, and (iii) no material terms applicable to such Debt shall be less favorable to the Lender than the terms of the Debt being refinanced.

         Section 6.3 Mergers, Consolidations and Acquisitions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (whether in one transaction or in a series of transactions) all or a substantial part of the assets or business of any Person, except (a) asset sales and dispositions otherwise permitted under Section 6.6 hereof, or (b) that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing and the Borrower shall have provided Lender with prior written notice thereof: (i) any wholly-owned Domestic Subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, and (ii) any wholly-owned Domestic Subsidiary of the Borrower may merge into or consolidate with any other wholly-owned Domestic Subsidiary of the Borrower in a transaction in which the surviving entity is a wholly-owned Domestic Subsidiary of the Borrower and no Person other than an Borrower receives any consideration, or (c) in connection with a Permitted Acquisition in a transaction in which the surviving entity is the Borrower or a Guarantor.

         Section 6.4 Sale and Leaseback. Sell, transfer, or otherwise dispose of any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

         Section 6.5 Dividends and Distributions, Restrictions on Ability of Subsidiaries to Pay Dividends.

                  (a) Declare or pay, directly or indirectly, any dividend or make any other Distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly purchase, redeem, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, PROVIDED, HOWEVER, that (i) any Subsidiary of the Borrower may declare and pay dividends or make other Distributions to the Borrower, and (ii) the Borrower may pay dividends to its shareholders and/or redeem or repurchase any shares of any class of its capital stock, PROVIDED that at the time of the dividends and/or redemption or repurchase and after giving effect thereto, no Default or Event of Default has occurred and is continuing or would arise as a result thereof.

                  (b) Permit its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other Distributions on its capital stock or any other interests, or
(ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

         Section 6.6 Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets except: (a) for inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale or other disposition of assets no longer used or useful in the conduct of its business, (c) the sale or other disposition of assets which are promptly replaced with similar assets of reasonably equivalent book value, and (d) the sale or other disposition of assets which are not intended to be replaced having a book value not in excess of $25,000, PROVIDED that the aggregate of all such sales or other disposition does not exceed $250,000 in the aggregate during the term of this Agreement.

         Section 6.7 Investments. Make any loan or advance to any Person, or purchase, hold or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, except for (a) investments by the Borrower in the capital stock of Subsidiaries operating in a Related Business that are also Guarantors, (b) Permitted Investments, (c) Permitted Acquisitions so long as the Borrower complies, and causes any acquired or newly created entity to comply, with the applicable provisions of this Agreement with respect to the Person or assets so acquired, and (d) acquisitions financed with funds other than borrowed money if, at the time of such acquisitions: (i) no Default or Event of Default shall have occurred and be continuing or would arise as a result thereof, and (ii) the Lender shall have been provided with a pro forma projection and compliance certificate containing detailed calculations which demonstrate that no Default or Event of Default would occur during the immediately succeeding year after giving effect to such acquisition.

         Section 6.8 Guaranties, Etc. Assume, guaranty, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except guaranties set forth on Schedule 4.12 hereof, guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and guaranties in favor of the Lender.

         Section 6.9 Transactions With Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 6.10 Fiscal Year. Change its Fiscal Year.

         Section 6.11 Business and Accounting Methods. Engage at any time in any business or business activity other than a Related Business; or permit a material change in its method of accounting as applicable.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

         The Borrower covenants and agrees that so long as this Agreement shall remain in effect and until each of the Commitments has been terminated and all of the Obligations shall have been paid and performed in full, unless the Lender shall have consented in writing, the Borrower shall:

         Section 7.1 Consolidated Interest Coverage Ratio. Maintain a Consolidated Interest Coverage Ratio of not less than 3.0-to-1.0 as of the end of each fiscal quarter for the then ended Rolling Period.

         Section 7.2 Consolidated Leverage Ratio. Maintain a Consolidated Leverage Ratio of not greater than 1.5-to-1.0 as of the end of each fiscal quarter for the then ended Rolling Period.

         Section 7.3 Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of not less than 1.5 to 1.0 as of the end of each fiscal quarter for the then ended Rolling Period.

         Section 7.4 Consolidated Tangible Net Worth. Maintain a Consolidated Tangible Net Worth of not less than the following: (a) $22,000,000 as of September 30, 1997, plus (b) the sum of (i) fifty percent (50%) of Consolidated Net Income earned in each Fiscal Year commencing with the Fiscal Year ending September 30, 1998, and (ii) the net proceeds from any equity securities issued by the Borrower after the date of this Agreement, minus (c) the purchase price for any equity securities purchased, redeemed, retired or otherwise acquired after the date of this Agreement not to exceed $10,000,000 in the aggregate.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         Section 8.1 Events of Default.

                  (a) Any one or more of the following events (whether voluntary or involuntary or effected by operation of law or otherwise) shall be an "EVENT OF DEFAULT":

                           (i) the Borrower shall fail to pay the principal of,
premium, if any, or interest on any of the Notes, or any amount of any fee, or any other Obligation within five (5) calendar days after the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                           (ii) any representation or warranty made or deemed
made by or on behalf of the Borrower or any Guarantor in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty statement or information contained in any certificate, document, opinion, report, financial statement or other instrument furnished at any time on behalf of the Borrower or any Guarantor in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                           (iii) default in the due observance or performance by
the Borrower of any covenant, condition or agreement contained in Sections 5.1,
5.2 and 5.11, Article VI or Article VII hereof;

                           (iv) default in the due observance or performance by
the Borrower or any Guarantor of any covenant or agreement contained in any Loan Document (other than those specified elsewhere in this Section 8.1) and such default shall continue unremedied for a period of thirty (30) calendar days after the earlier to occur of (A) the Borrower's actual knowledge thereof, or
(B) written notice thereof from the Lender;

                           (v) the Borrower shall (A) prepay any Debt in the
principal amount in excess of $500,000 (other than such Debt owing to the Lender) having a final maturity in excess of one year from the date of such prepayment prior to its stated maturity, or (B) fail to pay any principal or interest, regardless of the amount, due in respect of Debt in a principal amount in excess of $500,000, when and as the same shall become due and payable, or (C) fail to perform or observe any other term, covenant, condition or agreement under any agreement or instrument evidencing, governing or relating to any such Debt if the effect of any failure referred to in this clause (C) is to cause, or to permit the holder or holders of such Debt or a trustee on its behalf (with or without the giving of notice, or the lapse of time) to cause, such Debt to become due prior to its stated maturity or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity;

                           (vi) an involuntary proceeding shall be commenced or
an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Borrower or any Guarantor, or of a substantial part of the property or assets of the Borrower or any Guarantor under any Federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect, or (B) the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for the Borrower or any Guarantor or a substantial part of the Borrower's assets, (C) the winding up or liquidation of the Borrower or any Guarantor; and such proceeding or petition shall continue undismissed for a period of ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;

                           (vii) the Borrower or any Guarantor (A) shall
generally not, or shall become unable to, or shall admit in writing its inability to pay its Debts as such Debts become due; or (B) shall make an assignment for the benefit of creditors; or (C) apply for or consent to the appointment of a custodian, receiver, trustee, sequestrator, conservator or similar official for it or a substantial part of its assets; or (D) shall voluntarily commence any proceeding or file any petition seeking relief under any Federal, state or foreign bankruptcy, insolvency, receivership, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar law or statute, whether now or hereafter in effect; or (E) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (vii) above, (F) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (G) take any action for the purpose of effecting any of the foregoing;

                           (viii) one or more tax liens, writ of garnishment or
attachment, judgments, decrees, or orders for the payment of money in excess of $500,000 shall be rendered against the Borrower or any Guarantor and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed;

                           (ix) any ERISA Event shall have occurred or exist
with respect to the Borrower or any Guarantor which subjects the Borrower or such Guarantor to any material tax, penalty, or other liability under or in connection with ERISA;

                           (x) there shall occur any uninsured damage to or
loss, theft, or destruction of any assets of the Borrower or any Guarantor in an aggregate amount or having an aggregate value in excess of $500,000 collectively; or

                           (xi) there shall have occurred a Material Adverse
Effect.

                  (b) Upon and after the occurrence of any Event of Default, the Lender may, by notice to the Borrower (1) declare the Commitments to be terminated, whereupon the same shall forthwith terminate, and/or (2) declare all the outstanding Obligations to be forthwith due and payable, whereupon the Commitments shall be terminated and all Obligations shall become and be forthwith due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Loan Document to the contrary notwithstanding; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in Section 8.1(a)(vi) and Section 8.1(a)(vii), the Commitments shall automatically terminate and the outstanding Obligations, all interest thereon, and all such other amounts payable under this Agreement shall become automatically due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Loan Document to the contrary notwithstanding.

                  (c) The occurrence of an Event of Default under this Agreement shall constitute an event of default under or within the meaning of any other Loan Documents.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 9.1 Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document, or consent to any departure by the Borrower from any terms of any Loan Document, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances except as expressly provided under the Loan Documents.

         Section 9.2 Notices, Etc. All notices, demands, requests, and other communications given under this Agreement shall only be effective if they are
(a) in writing, (b) sent by hand delivery, by facsimile transmission, by reputable express delivery service, or by certified or registered mail, postage prepaid, and (c) actually received by the addressee (if delivered by hand or express delivery service, or sent by facsimile transmission), or on the date three (3) Business Days after dispatch (if mailed by certified or registered mail):

                  (i)      If to the Lender, to it at:

                           Fleet National Bank
                           777 Main Street, CT-MO-0237
                           Hartford, CT 06115
                           Attn:    Matthew E. Hummel, Vice President
                           Telephone No: (860) 986-4923
                           Telecopier No.: (860) 986-3450

                  With a copy to:

                           Robinson & Cole LLP
                           One Commercial Plaza
                           Hartford, CT 06103-3597
                           Attn:    Michael F. Maglio, Esq.
                           Telephone No.: (860) 275-8274
                           Telecopier No.: (860)275-8299

                  (ii)     If to the Borrower, to it at:

                           Trident International, Inc.
                           1114 Federal Road
                           Brookfield, CT 06804
                           Attn:    J. Leo Gagne, Vice President
                           and Chief Financial Officer
                           Telephone No.: (860) 740-9333
                           Telecopier No.: (860) 740-7355

                  With a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109
                           Attn:    John J. Egan, Esq.
                           Telephone No.: (617) 570-1514
                           Telecopier No.: (617) 570-8150

or to such other address (and/or facsimile transmission number) as the Borrower or the Lender, as the case may be, shall have specified in the latest unrevoked notice sent to the other in accordance with this Section 9.2.

         Section 9.3 No Waiver: Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or remedy under any of the Loan Documents shall operate as a waiver of such right, power, or remedy, nor shall any single or partial exercise of any right, power, or remedy under any of the Loan Documents, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights, powers and remedies provided in the Loan Documents are cumulative and not exclusive of any rights, powers or remedies that the Lender would otherwise have, whether under the Loan Documents, at law, in equity, or otherwise.

         Section 9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower shall not (by agreement, operation of law, or otherwise) assign any of its rights, or delegate any of its obligations, under any of the Loan Documents without the prior written consent of the Lender, and any such assignment or delegation made without such consent shall be null and void.

         Section 9.5 Transfer of the Lender's Interests. The Borrower hereby agrees that the Lender, in its sole discretion, shall have the unrestricted right at any time and from time to time, and without the Borrower's consent, to grant to one or more banks or other financial institutions (each, a "PARTICIPANT") participating interests in the Lender's obligation to lend hereunder and/or all or any part of the Obligations. In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder. The Lender may furnish any information concerning the Borrower in its possession from time to time to Participants and prospective Participants, PROVIDED that the Lender shall require any such Participants and prospective Participants to agree in writing to maintain the confidentiality of such information, except as required by applicable laws or Governmental Authorities. In addition to the foregoing, the Lender may at any time pledge all or any portion of its rights under this Agreement, any of the Notes or any other Loan Agreement to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, PROVIDED that no such pledge or enforcement thereof shall release the Lender from its obligations hereunder or thereunder.

         Section 9.6 Costs, Expenses, and Taxes, Indemnification.

                  (a) The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing and recording of any of the Loan Documents or in connection with any amendments, modifications or waivers of any of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender with respect thereto and with respect to advising the Lender, after the occurrence of a Default, as to its rights and responsibilities under any of the Loan Documents including without limitation, ongoing advice relating to the administration, protection, collection and/or other enforcement of this Agreement or any of the other Loan Documents following the effectiveness of this Agreement and all costs and expenses, if any, in connection with the administration, protection, collection and/or other enforcement of this

Agreement or any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any of the Loan Documents, and agrees to hold and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes and fees.

                  (b) To the fullest extent permitted by applicable law, the Borrower agrees to defend, indemnify and hold harmless the Lender, any other holder of the Obligations and each of the present and future shareholders, partners, directors, officers, employees, agents, counsel and successors and assigns of each of them (collectively with the Lender, the "LENDER PARTIES") from and against any and all loss, cost, expense, claim, liability (including strict liability) or asserted liability incurred from or out of the Loans, the execution, delivery or performance of this Agreement, or any of the documents or instruments to be executed and delivered hereunder, or otherwise arising out of the debtor/creditor relationship between them, the Lender or Lender Parties relating to the Loans or any of the other Obligations, the exercise of any of the Lender's rights under the Loans or any of the other Obligations, any litigation or proceeding instituted or conducted by any Governmental Authority, any act or omission of the Lender or otherwise, except to the extent (and only to the extent) that the same arises from the gross negligence or willful misconduct of the Lender. The Borrower shall have the right to choose counsel to defend any such action, provided that such counsel is reasonably acceptable to the Lender and provided further that neither Borrower nor such counsel shall settle or compromise any such claim with respect to the Lender without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

                  (c) Without limiting the generality of the preceding subsection (b), the Borrower agrees to defend, protect, indemnify and hold harmless the Lender Parties from and against, and to reimburse the Lender Parties on demand with respect to, any and all matters of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lender Parties at any time and from time to time by reason of or arising out of any violation of any Environmental Laws, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, Release or threatened Release of any Contaminant or any action, suit, proceeding or investigation brought or threatened with respect to any Contaminant (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding. The Borrower shall have the right to choose counsel to defend any such action, provided that such counsel is reasonably acceptable to the Lender and provided further that neither Borrower nor such counsel shall settle or compromise any such claim with respect to the Lender without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

                  (d) The obligations of the Borrower described in this Section
9.6 shall survive the closing of the transactions described in this Agreement, including the making of any and all Loans and the payment and satisfaction of the Notes and the other Obligations.

         Section 9.7 Right of Setoff. The Borrower hereby gives the Lender a lien and right of setoff for all of its Obligations and other liabilities to the Lender, whether now existing or hereafter arising, upon and against all its deposits (general or special, time or demand, provisional, or final, or trust or agency account), credits, collateral and property now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under common control of Fleet Financial Group, or in transit to any of them. The Lender may, at any time and from time to time, without notice (any such notice being expressly waived by the Borrower), apply or set off the same, or any part thereof, to any Obligation or liability of the Borrower to the Lender, even thought unmatured, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and regardless of the adequacy of any other collateral securing such Obligations and liabilities. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO MARSHAL OR OTHERWISE EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OR ALL OF SUCH OBLIGATIONS AND LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY OR IRREVOCABLY WAIVED. The rights of the Lender under this Section 9.7 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

         Section 9.8 Governing Law; Jurisdiction; Waivers.

                  (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of Connecticut (without regard to its conflict of laws rules). It is the express intention of the Lender and the Borrower that the laws of the State of Connecticut (but not its conflict of laws rules) apply to the entirety of the transactions evidenced by the Loan Documents.

                  (b) The Borrower hereby irrevocably submits, for itself and its property, to the nonexclusive jurisdiction of any Connecticut State or United States Federal court sitting in the State of Connecticut, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect to such action or proceeding may be heard and determined in such Connecticut State or Federal court. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at the address specified in Section 9.2. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing in this Section 9.8 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect any right that the Lender may otherwise have to bring an action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (d) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any Connecticut State or Federal Court (or other State or Federal Court chosen by the Lender as provided above). The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (e) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise,) with respect to the Borrower or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes and the other Loan Documents.

                  (f) TO INDUCE LENDER TO ENTER INTO THE COMMERCIAL LOAN TRANSACTIONS EVIDENCED BY THIS AGREEMENT, THE NOTES, AND ANY OTHER LOAN DOCUMENTS, THE BORROWER AGREES THAT THIS IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION, AND WAIVES ANY RIGHT TO NOTICE AND A HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR UNDER ANY OTHER FEDERAL OR STATE STATUTE OR STATUTES OR FOREIGN LAWS AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE LENDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER, AND WAIVES ANY CLAIM IN TORT, CONTRACT OR OTHERWISE AGAINST THE LENDER'S ATTORNEY WHICH MAY ARISE OUT OF SUCH ISSUANCE OF A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, IN THE EVENT THE LENDER SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL, IF ANY, BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, THE BORROWER IRREVOCABLY WAIVES ANY BOND AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. SPECIFICALLY, THE BORROWER RECOGNIZES AND UNDERSTANDS THAT THE EXERCISE OF THE LENDER'S RIGHTS DESCRIBED ABOVE MAY RESULT IN THE ATTACHMENT OF OR LEVY AGAINST THE BORROWER'S PROPERTY, AND SUCH WRIT FOR A PREJUDGMENT REMEDY WILL NOT HAVE THE PRIOR WRITTEN APPROVAL OR SCRUTINY OF A COURT OF LAW OR OTHER JUDICIAL OFFICER AND THE BORROWER WILL NOT HAVE THE RIGHT TO ANY NOTICE OR PRIOR HEARING WHERE THE BORROWER MIGHT CONTEST SUCH A PROCEDURE. THE INTENT OF THE BORROWER IS TO GRANT TO THE LENDER FOR GOOD AND VALUABLE CONSIDERATION THE RIGHT TO OBTAIN SUCH A PREJUDGMENT REMEDY AND TO EXPRESS THEIR BELIEF THAT ANY SUCH PREJUDGMENT REMEDY OBTAINED IS VALID AND CONSTITUTIONAL UNLESS

A COURT OF COMPETENT JURISDICTION SHOULD DETERMINE OTHERWISE. FURTHER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THIS AGREEMENT AND ANY NOTES AND ANY AND ALL NOTICES OF A LIKE NATURE. FURTHER, TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED HEREIN, THE BORROWER EXPRESSLY WAIVES ALL DEFENSES OF SURETYSHIP OR IMPAIRMENT OF COLLATERAL. THE BORROWER ACKNOWLEDGES AND STIPULATES THAT THE WAIVERS AND AUTHORIZATIONS GRANTED ABOVE ARE MADE KNOWINGLY AND FREELY AND AFTER FULL CONSULTATION WITH COUNSEL.

         Section 9.9 Payment Set-Aside. To the extent that the Borrower or any other person makes a payment or payments to the Lender (whether hereunder, under any Note or under any of the other Loan Documents) with respect to the Obligations, or the Lender enforces its security interests or rights or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower or such person, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action) in each case in connection with any bankruptcy or similar proceeding involving the Borrower or such person, then to the extent of any such restoration, the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, whereupon this Agreement shall be automatically reinstated without any further action by the Borrower and the Lender and continue to be fully applicable to such Obligations to the same extent as though the payment so repaid or recovered had never been originally made on such Obligation.

         Section 9.10 Entire Agreement, Severability of Provisions.

                  (a) This Agreement and the other Loan Documents collectively constitute the entire agreement and understanding between the parties hereto relating to the transactions contemplated by this Agreement and supersede any and all contemporaneous and prior agreements, representations, arrangements and understandings (written or oral, express or implied) relating to the subject matter hereof. Nothing in this Agreement or in the other Loan Documents, express or implied, is intended to confer upon any party other than the parties hereto and thereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  (b) If any one or more terms or provisions contained in this Agreement or in any of the other Loan Documents or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be held invalid, illegal or unenforceable, such terms or provisions shall be ineffective as to such jurisdiction only to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or thereof or the application of such term or provision to circumstances other than those as to which it is held invalid, illegal or unenforceable. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         Section 9.11 Estoppel Certificates. Within fifteen (15) days after the Lender requests the Borrower to do so, the Borrower shall cause its chief financial officer to duly execute and deliver to the Lender a statement certifying (a) that this Agreement, the Notes and the other Loan Documents to which the Borrower is a party are in full force and effect and have not been modified except as described in said statement, (b) the date to which interest on the each of the Notes has been paid, (c) the unpaid principal balance of the Notes, and (d) whether to the Borrower's knowledge a Default has occurred and is continuing, and if so, describing in reasonable detail each such Default of which it has knowledge.

         Section 9.12 Waiver of Jury Trial. THE LENDER AND THE BORROWER HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS THAT IT MAY HAVE TO TRIAL BY JURY (1) IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.12(a) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. THE BORROWER ACKNOWLEDGES AND STIPULATES THAT THE WAIVERS AND AUTHORIZATIONS GRANTED ABOVE ARE MADE KNOWINGLY AND FREELY AND AFTER FULL CONSULTATION WITH COUNSEL.

         Section 9.13 Replacement of a Note. Upon receipt by the Borrower of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction, or mutilation of any of the Notes, and (a) in the case of loss, theft, or destruction, an indemnity reasonably satisfactory and furnished without cost to the Borrower (provided, if the holder of any such Notes is the Lender or a bank, insurance company, or other institutional lender, its own unsecured agreement of indemnity shall be satisfactory), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Borrower will execute and deliver in lieu thereof a replacement note of like tenor.

         Section 9.14 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates or other instruments prepared or delivered by it or on its behalf in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loans and delivery of this Agreement and the other Loan Documents, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect as long as any Obligation is outstanding and so long as the Commitments have not both been terminated. The provisions of Sections 2.14, 2.16, 2.17, 9.6 and 9.9 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Obligations, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender for a period of two (2) years after the indefeasible payment in full in cash of all Obligations.

         Section 9.15 Further Assurances. The Borrower from time to time shall execute and deliver to the Lender such additional documents and will provide such additional information as the Lender may reasonably require to carry out the terms of this Agreement.

         Section 9.16 Construction. Each covenant contained in Articles V, VI and VII of this Agreement shall be construed (absent an express contrary provision therein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

         Section 9.17 Captions. Article and Section titles in the Loan Documents are included for convenience only and do not define, limit, or describe the scope of the provisions thereof.

         Section 9.18 Counterparts. This Agreement may be executed and delivered in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         Section 9.19 Confidentiality. The Lender will maintain the confidentiality of any non-public information relating to the Borrower or any Subsidiary (the "CONFIDENTIAL INFORMATION") and, except as provided below, will exercise the same degree of care that the Lender exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either (a) is in the public domain or in the knowledge or possession of the Lender when disclosed to the Lender, or becomes part of the public domain after disclosure to the Lender through no fault of the Lender, or
(b) is disclosed by the Lender by a third party, provided that the Lender does not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this section shall not apply to disclosure of Confidential

Information by the Lender that is, in its good faith opinion, compelled by laws, regulations, rules, orders or legal process or proceedings or as disclosed to;
(x) any party, including a prospective Participant or assignee, who has signed a confidentiality agreement containing terms substantially similar to those contained herein, or (y) legal counsel, examiners, auditors and directors of the Lender and examiners, auditors and investigators having regulatory authority over the Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WITNESSES (AS TO BOTH):

_________________________________                    TRIDENT INTERNATIONAL, INC.

/s/ Daniel Ferrigno                                  By:/s/ J. Leo Gagne
                                                              J. Leo Gagne
                                                              Its Vice President

                                                     FLEET NATIONAL BANK

                                                     By:/s/MatthewW.  Hummel
                                                              Matthew E. Hummel
                                                              Its Vice President

                                  Schedule 1.1

                         Existing Permitted Investments

None.

                                  Schedule 4.7

                                   Litigation

1. In December 1997, the Borrower filed a civil action in the U. S. District Court for the Southern District of Illinois charging Applied Technology Group of Belleville, Illinois, AP Products, Inc. of Deer Park, New York, Renewable Resources, Inc. of Deer Park, New York and Franklin Tennessee and Independent Ink, Inc. of Gardena, California with infringing two of the Borrower's patents. Renewable Resources, Inc. and Applied Technology Group have filed counterclaims against the Borrower in which they have asked the court for declaration of (i) noninfringement and (ii) invalidity of the Borrower's patents. In addition, the counterclaims of Renewable Resources, Inc. and Applied Technology Group also allege that certain of the Borrower's ink sales practices violated federal antitrust laws.

2. The site of certain of the Borrower's leased premises in Connecticut are listed on the "CERCLIS" list of the United States Environmental Protection Agency (the "EPA"). None of these sites are owned by the Borrower and the Borrower has not been identified as a "Potentially Responsible Party" by the EPA. A contractor for the EPA informed the owner of the property after a November 1994 assessment that "[i]t is not anticipated that further investigation will be required by EPA within the next 3 years, and EPA would most assuredly not pursue placing this property on the National Priorities List based on information currently available. Thus, the Connecticut General Statutes are the lead set of regulations which require remedial response compliance." The Connecticut Department of Environmental Protection (the "DEP") has been notified that a release of hazardous wastes had occurred on a Brookfield, Connecticut site leased by the Borrower. In March 1995, the DEP requested further information from the Borrower, which the Borrower provided. To date, the Borrower has received no further formal correspondence regarding this matter.

                                  Schedule 4.9

                                  Subsidiaries

1. Trident, Inc., a Connecticut corporation. Borrower owns 100% of the outstanding capital stock of Trident, Inc.

2. Trident Overseas, F.S.C., a U.S. Virgin Islands corporation. Trident, Inc., a wholly-owned subsidiary of Borrower (as stated above) owns 100% of the outstanding capital stock of Trident Overseas, F.S.C.

                                  Schedule 4.12

                                Outstanding Debt

None.

                                  Schedule 4.25

                                    Insurance

(See attached schedule of current insurance)

                                Schedule 4.26(a)

                               Owned Real Property

None.

                                Schedule 4.26(b)

                              Leased Real Property

Manufacturing Building-    1114 Federal Road
                           Brookfield, CT  06804

Manufacturing Building-    1112 Federal Road
                           Brookfield, CT  06804

Office Space-              1480 Renaissance, Suite 105
                           Park Ridge, IL  60068

Office Space-              Route 7 Danbury Road
                           New Milford, CT  06776

Office Space-              Bracetown Business Park
                           Bracetown, Clonee
                           Co. Meath, Ireland

Office Space-              Plaza Yamao 101
                           2-8-13 Tennovdai
                           Chiba 270-1143
                           Japan

                         REPLACEMENT REVOLVING LOAN NOTE


$1,000,000                                                         JULY 31, 1998

         FOR VALUE RECEIVED, the undersigned, TRIDENT INTERNATIONAL, INC., a Delaware corporation (the "MAKER"), does hereby promise to pay to the order of FLEET NATIONAL BANK (the "LENDER"), at its office at 777 Main Street, Hartford, Connecticut 06115, or at such other place as the holder hereof (including the Lender, hereinafter referred to as the "HOLDER") may designate, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000), or, if less, the aggregate unpaid principal amount of all Revolving Loans which shall have been made by the Holder to the Maker pursuant to the terms of that certain Credit Agreement between the Maker and the Lender dated of even date herewith, as amended from time to time (as amended, the "CREDIT AGREEMENT"), together with interest on the unpaid principal amount of this Note beginning as of the date hereof, before or after maturity or judgment, payable at the rates and in the manner as provided in the Credit Agreement, and together with all taxes levied or assessed on this Note or the debt evidenced hereby against the Holder, and together with all costs, expenses and attorneys' and other professional fees incurred in any action to collect this Note or to enforce, defend, protect, preserve, foreclose or realize upon any mortgage, lien, security interest or other collateral securing this Note or to enforce, foreclose, defend, preserve, protect or sustain any such mortgage, lien or security interest or guaranty or other agreement or in any litigation or controversy arising from or connected with any of the foregoing. Capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned in the Credit Agreement.

         This Note is the Revolving Loan Note referred to in, evidences Revolving Loans under, and has been issued by the Maker in accordance with the terms of, the Credit Agreement. Payments on this Note may be evidenced by a grid (if any) attached to this Note or similar certificates or documents, or by the internal computerized records of the Holder, PROVIDED that any failure of the Holder to make any such notation shall not affect the unconditional obligation of the Maker to pay all amounts due hereunder as and when due. The Holder shall be entitled to the benefits of the Credit Agreement and the other Loan Documents and may enforce the agreements of the Maker contained therein, and the Holder may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof. The Holder shall have the right (but not the obligation), in its sole discretion, to charge any amounts due hereunder to any account maintained by the Maker with the Holder as provided in the Credit Agreement.

         All computations of interest with respect to this Note shall be made on the basis of a 360 day year and the actual number of days elapsed. Interest shall be due and payable at the times and in the manner provided in the Credit Agreement. Unless sooner accelerated as a result of the occurrence of an Event of Default, principal, accrued and unpaid interest and any other sums due hereunder shall be due and payable in full, in Dollars and in immediately available funds on the Maturity Date of the Revolving Loan Commitment. If any payment becomes due hereunder other than on a Business Day, the due date for such payment shall be extended to the next succeeding Business Day and interest hereunder shall accrue during such extension.

         The Maker has the right under certain circumstances to prepay in whole or in part the principal of this Note on the terms and conditions specified in the Credit Agreement.

         The Maker agrees that: (i) if any installment of interest, principal or any other sum due under this Note shall not be paid within five (5) calendar days after the same is otherwise due and payable; or (ii) if any other Event of Default shall occur, then, upon the happening of any such event, the entire indebtedness with accrued interest thereon due under this Note shall become immediately due and payable as provided in the Credit Agreement. Failure to exercise such option shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of such an Event of Default or after maturity or judgment, the interest rate on this Note shall automatically increase without notice or demand to a per annum rate equal to the Default Rate.

         In the event the Maker fails to pay any installment of interest, principal and/or any other sum due hereunder or under the Credit Agreement for more than ten (10) days from the date it is due and payable, without in any way affecting the Holder's right to declare an Event of Default to have occurred, a late charge equal to five (5%) percent of such late payment shall be assessed against the Maker and shall be immediately due and payable without demand or notice of any kind, PROVIDED, HOWEVER, that the Holder shall not be entitled to accrue and collect interest at the Default Rate and assess and collect late charges against the Maker, it being agreed and understood that the Lender shall be entitled to only one such remedy.

         The Maker agrees that no delay or failure on the part of the Holder in exercising any power, privilege, remedy, option or right hereunder shall operate as a waiver thereof or of any other power, privilege, remedy or right; nor shall any single or partial exercise of any power, privilege, remedy, option or right hereunder preclude any other or future exercise thereof or the exercise of any other power, privilege, remedy, option or right. The rights and remedies expressed herein and in the Credit Agreement are cumulative, and may be enforced successively, alternatively, or concurrently and are not exclusive of any rights or remedies which the Holder may or would otherwise have under the provisions of all applicable laws, and under the provisions of all agreements between the Maker and the Holder or between any endorser or guarantor and the Holder.

         Notwithstanding any provisions of this Note, it is the understanding and agreement of the Maker and the Holder (and any guarantors of the Maker's liabilities, if any) that the maximum rate of interest to be paid by the Maker (or guarantors of the Maker's liabilities) to the Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a commercial lender such as the Lender to a commercial borrower such as the Maker under the laws of the State of Connecticut. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal.

         The Maker hereby gives the Holder a lien and right of setoff for all of its Obligations and other liabilities to Holder, whether now existing or hereafter arising, upon and against all its deposits (general or special, time or demand, provisional, or final, or trust or agency account), credits, collateral and property now or hereafter in the possession, custody, safekeeping or control of the Holder or, if the Holder is the Lender, any entity under common control of Fleet Financial Group, or in transit to any of them. The Holder may, at any time and from time to time, without notice (any such notice being expressly waived by the Maker), apply or set off the same, or any part thereof, to any Obligation or liability of the Maker to the Holder, even though unmatured, irrespective of whether or not the Holder shall have made any demand under the Credit Agreement or any other Loan Document and regardless of the adequacy of any other collateral securing such Obligations and liabilities. ANY AND ALL RIGHTS TO REQUIRE THE HOLDER TO MARSHAL OR OTHERWISE EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OR ALL OF SUCH OBLIGATIONS AND LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE MAKER ARE HEREBY KNOWINGLY, VOLUNTARILY OR IRREVOCABLY WAIVED. The rights of the Holder under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Holder may have.

         Failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

         THE HOLDER AND THE MAKER HEREBY EXPRESSLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS THAT IT MAY HAVE TO TRIAL BY JURY (I) IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE CREDIT AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, THE CREDIT AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND THE MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE HOLDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE MAKER TO THE WAIVER OF

ITS RIGHT TO TRIAL BY JURY. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS, AND FURTHER ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE CREDIT AGREEMENT AND MAKE THE LOANS, INCLUDING WITHOUT LIMITATION, THE LOAN EVIDENCED BY THIS NOTE. THE MAKER FURTHER ACKNOWLEDGES THAT THE LENDER HAS NOT AGREED WITH OR REPRESENTED TO THE MAKER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         TO INDUCE THE LENDER TO ENTER INTO THE LOAN TRANSACTIONS EVIDENCED BY THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS, THE MAKER AGREES THAT THE LOAN TRANSACTIONS ARE COMMERCIAL TRANSACTIONS AND NOT CONSUMER TRANSACTIONS, AND WAIVES ANY RIGHT TO NOTICE AND A HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR UNDER ANY OTHER FEDERAL OR STATE STATUTE OR STATUTES OR FOREIGN LAWS AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE HOLDER'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER, AND WAIVES ANY CLAIM IN TORT, CONTRACT OR OTHERWISE AGAINST THE HOLDER'S ATTORNEY WHICH MAY ARISE OUT OF SUCH ISSUANCE OF A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, IN THE EVENT THE HOLDER SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, THE MAKER IRREVOCABLY WAIVES ANY BOND AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. SPECIFICALLY, THE MAKER RECOGNIZES AND UNDERSTANDS THAT THE EXERCISE OF THE HOLDER'S RIGHTS DESCRIBED ABOVE MAY RESULT IN THE ATTACHMENT OF OR LEVY AGAINST THE MAKER'S PROPERTY, AND SUCH WRIT FOR A PREJUDGMENT REMEDY WILL NOT HAVE THE PRIOR WRITTEN APPROVAL OR SCRUTINY OF A COURT OF LAW OR OTHER JUDICIAL OFFICER AND THE MAKER WILL NOT HAVE THE RIGHT TO ANY NOTICE OR PRIOR HEARING WHERE THE MAKER MIGHT CONTEST SUCH A PROCEDURE. THE INTENT OF THE MAKER IS TO GRANT TO THE HOLDER FOR GOOD AND VALUABLE CONSIDERATION THE RIGHT TO OBTAIN SUCH A PREJUDGMENT REMEDY AND TO EXPRESS ITS BELIEF THAT ANY SUCH PREJUDGMENT REMEDY OBTAINED IS VALID AND CONSTITUTIONAL UNLESS A COURT OF COMPETENT JURISDICTION SHOULD DETERMINE OTHERWISE. FURTHER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE MAKER HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF

DISHONOR, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT OF THE THIS NOTE AND ANY AND ALL NOTICES OF A LIKE NATURE. FURTHER, TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED HEREIN, THE MAKER EXPRESSLY WAIVES ALL DEFENSES OF SURETYSHIP OR IMPAIRMENT OF COLLATERAL. THE MAKER ACKNOWLEDGES THAT IT MAKES THESE WAIVERS KNOWINGLY, WILLINGLY AND VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS, AND FURTHER ACKNOWLEDGES THAT THESE WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THE CREDIT AGREEMENT AND MAKE THE LOANS, INCLUDING WITHOUT LIMITATION, THE LOAN EVIDENCED BY THIS NOTE. THE MAKER FURTHER ACKNOWLEDGES THAT THE LENDER HAS NOT AGREED WITH OR REPRESENTED TO THE MAKER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         This Note shall be governed by the laws of the State of Connecticut (but not its conflicts of law provisions).

         This Note amends to the extent it amends, restates to the extent it restates, supersedes and replaces that certain Commercial Promissory Grid Note in the maximum principal amount of up to $1,000,000 of the Maker to the order of the Lender dated September 30, 1997 (the "PRIOR NOTE"). The amendment and restatement of the Prior Note shall in no way be construed as a novation of the Maker's indebtedness previously evidenced by the Prior Note.

                                       TRIDENT INTERNATIONAL, INC.


                                       By      /s/ J. Leo Gagne
                                               ---------------------------------
                                               J. Leo Gagne
                                               Its Vice President


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



                         CONTINUING GUARANTY AGREEMENT


         THIS CONTINUING GUARANTY AGREEMENT (the "GUARANTY"), dated July 31, 1998, by TRIDENT, INC., a Connecticut company ("GUARANTOR") in favor of FLEET NATIONAL BANK, a national banking institution ("LENDER").

         In consideration of and as a material inducement for Lender having extended or in the future extending loans, advances or otherwise giving credit to, or on behalf of, TRIDENT INTERNATIONAL, INC., a Delaware corporation ("BORROWER"), including without limitation, a $1,000,000 commercial revolving loan for working capital purposes and a $10,000,000 acquisition revolving loan being extended by the Lender to the Borrower on the date hereof (collectively, the "LOANS"), such Loans being made pursuant to the terms and conditions of, and evidenced by, among other things, a Credit Agreement between the Borrower and the Lender (as the same may be amended, supplemented or modified from time to time, the "CREDIT AGREEMENT") dated of even date herewith and related promissory notes executed and to be executed by the Borrower in favor of the Lender (as the same may be amended, supplemented, modified or replaced from time to time, the "NOTES"), the Guarantor does hereby represent, warrant, covenant and agree as follows:

                                   ARTICLE X0

                            COVENANTS AND AGREEMENTS

         Section 10.1 The Guaranty. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Lender the full and punctual payment, performance and discharge of all Liabilities of the Borrower to the Lender, whenever and however arising. As used herein, "LIABILITIES" means any and all indebtedness, liabilities and obligations of the Borrower to the Lender of every kind and description, whether direct or indirect, primary or secondary, absolute or contingent, joint, several or joint and several, due or to become due by their terms or by acceleration, now existing or hereafter arising or acquired, and whether created directly or acquired by assignment, purchase or otherwise by the Lender, including, but not limited to, all Liabilities arising under the Credit Agreement, the Notes and the other Loan Documents (as defined below), or by whatever agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and all extensions, renewals and substitutions therefor, and further including without limitation, all reasonable costs, expenses and attorneys' and other professionals' fees incurred in the collection of said Liabilities and in any litigation arising from any of the Liabilities or this Guaranty or in the defense, protection, preservation, realization or enforcement of any rights, liens or remedies against the Borrower or in the defense, protection, preservation, realization and enforcement of any rights, liens or remedies against the Guarantor under this Guaranty or otherwise. This Guaranty shall apply to any loan or other financial accommodation the Lender may provide to the Borrower (whether as a debtor-in-possession or otherwise) in any bankruptcy proceeding, whether such accommodation is voluntary, by court order, or otherwise, and the Liabilities shall include any such accommodations as fully as if they had been made outside of bankruptcy, and shall include all pre- and post-bankruptcy interest and other charges notwithstanding that such interest and charges may not be provable or recoverable against the Borrower or its estate. Each and every payment obligation or liability guaranteed hereunder shall give rise to a separate cause of action, and separate suits may but need not be brought hereunder as each cause of action arises.

         Section 10.2      Unconditional and Absolute Nature of Guaranty.

         A. The Guarantor guarantees that the Liabilities will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Liabilities, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any Other Guarantor (as defined below) or whether the Borrower or any Other Guarantor is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses the Guarantor may now or hereafter have in any way relating to any or all of the following:

                  (i) any compromise, settlement, release, change, modification (whether material or otherwise), refusal or deferment to demand or enforce, or termination of any or all of the Liabilities;

                  (ii) except to the extent expressly provided in the Loan Documents, any failure to give notice to the Guarantor of the occurrence of a default or an event of default under or within the meaning of this Guaranty, the Credit Agreement, any of the Notes, or any of the other instruments, agreements or documents evidencing, securing or otherwise relating to any of the Liabilities or securing or otherwise relating to this Guaranty, all as the same may be amended, restated, supplemented or modified from time to time (collectively, including the Credit Agreement, the Notes and this Guaranty, the "LOAN DOCUMENTS");

                  (iii) any lack of validity or enforceability of any of the Loan Documents or any other agreement or instrument relating thereto;

                  (iv) any change in the time, manner or place of payment and/or performance of any of the Liabilities, or any other modification, amendment, rescission or waiver by the Lender of the payment, performance or observance by the Borrower, the Guarantor or any Other Guarantor of any of their respective obligations, conditions, covenants or agreements contained in any of the Loan Documents;

                  (v) any failure of the Lender to disclose to the Guarantor any information relating to the financial condition, operations, properties or prospects of the Borrower now or in the future known to the Lender (the Guarantor acknowledging and agreeing that the Lender has no duty to disclose such information to the Guarantor), or the Lender's continuing to make



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

advances under any of the Loan Documents to the Borrower after default and/or after there is a material adverse change in the Borrower's financial condition;

                  (vi) any failure, omission, delay or lack on the part of the Lender to take, enforce, assert or exercise any action, right, power or remedy conferred on the Lender in any of the Loan Documents;

                  (vii) any release or discharge (in bankruptcy or similar proceeding or otherwise), in whole or in part, or the death or any bankruptcy, liquidation, dissolution, change, restructuring or termination of the corporate existence of, the Borrower, any Guarantor or any other person or entity which is primarily or secondarily liable with respect to the Liabilities;

                  (viii) the failure to obtain or maintain perfection of or to protect any security interest in, or the taking, exchange, release, surrender, disposal, impairment or loss of, or any manner of application or sale of, all or any collateral for the Liabilities and/or the Guarantor's liabilities hereunder; or

                  (ix) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any Other Guarantor or surety of the Liabilities.

         B. To the extent the Borrower, any Other Guarantor or any other person makes a payment or payments to the Lender (including by way of the Lender realizing upon collateral), or the Lender exercises its right of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, such Other Guarantor or such other person, or to a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause), whether by virtue of judicial decision, stipulation or settlement agreement, then to the extent of any such payment or repayment, the Liabilities or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, shall be payable by the Guarantor to the Lender on demand, and this Guaranty and any security therefor, if otherwise terminated, shall be automatically reinstated without any further action by the Guarantor and/or the Lender to the same extent as though the payment so repaid or recovered had never been originally made on such Liabilities.

         C. The Guarantor agrees that no delay or act of commission or omission of any kind or at any time upon the part of the Lender or its successors and assigns with respect to the exercise of any right or remedy available to the Lender or any other matter whatsoever shall in any way impair the right of the Lender to enforce any right, power or benefit under this Guaranty or under any of the other Loan Documents to which the Guarantor is a party or be construed to be a waiver thereof. Any such right may be exercised from time to time and as often as may be deemed expedient.

         Section 10.3      Right of the Lender to Proceed Solely Against
                           Guarantor.

         A. The liability of the Guarantor on this Guaranty shall be immediate and shall not be contingent upon the Lender (i) proceeding against or exhausting any other rights and remedies which it may have against the Borrower or any other person primarily or secondarily liable for any of the Liabilities, including without limitation, any of the Other Guarantors, and/or (ii) enforcing, realizing upon or resorting to any security held by the Lender, and the Guarantor hereby waives any rights, by statute or otherwise, to require the Lender to institute any such proceeding, exhaust any such rights and remedies and/or enforce, realize upon or resort to any such security. The Lender shall be under no obligation to marshal any assets in favor of the Guarantor, or against or in payment of any or all of the Liabilities, and shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Liabilities or any collateral therefor.

         B. The Lender shall have the right to seek recourse against the Guarantor to the full extent provided for herein and in any Loan Document to which the Guarantor is a party. No election to proceed in one form of action or proceeding, or against any person, or on any of the Liabilities, shall constitute a waiver of the Lender's right to proceed in any other form of action or proceeding or against other persons unless the Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender against the Borrower or any Other Guarantor under any Loan Document shall serve to diminish the liability of the Guarantor except to the extent the Lender fully and unconditionally realizes full payment of the Liabilities by such action or proceeding, notwithstanding the effect of any such action or proceeding upon the Guarantor's rights of subrogation, reimbursement, exoneration, contribution or indemnification against the Borrower, any Other Guarantor and/or any other person.

         C. If any Event of Default (as defined in the Credit Agreement) shall occur, then any and all of the Liabilities shall be deemed due and payable by the Guarantor, without notice or demand.

         Section 10.4      Continuing Guaranty, Transfer of Interest, Etc..

         A. This Guaranty is a continuing, irrevocable guaranty of payment and performance, and not of collection, and shall (i) remain in full force and effect until indefeasible payment in full in cash of all of the Liabilities and other amounts payable under this Guaranty and any commitment on the part of the Lender to extend further Liabilities to the Borrower shall have expired or terminated, (ii) be binding upon the Guarantor and the Guarantor's successors and assigns (collectively, the "GUARANTOR'S SUCCESSORS"), PROVIDED that the Guarantor shall have no right to assign or transfer any of the Guarantor's obligations hereunder, and (iii) inure to the benefit of, and be enforceable by, the Lender, its successors, transferees and assigns, and any person who shall from time to time be the owner of holder of any of the Liabilities (collectively, the "OBLIGEES"). Without limiting the generality of the foregoing clause (iii), the Lender may assign or otherwise transfer (in the manner and to the extent provided in the Credit Agreement) all or any portion of its rights and obligations under the Credit Agreement and the other Loan Documents (including without limitation, all or any portion of its commitment to lend thereunder, the Liabilities and the Notes held by it) to any other person, and such other person shall be vested with all of the benefits in respect thereof granted to the Lender herein or otherwise. Except as expressly agreed in writing by the Lender, Nothing shall discharge or satisfy the liability of the Guarantor hereunder except the indefeasible payment in full in cash of all of the Liabilities and other amounts payable under this Guaranty. This Guaranty shall be in addition to, cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranties, indemnifications, indorsements, or recourse agreements by the Guarantor in favor of the Lender or any other Obligee.

         B. Without in anyway limiting the continuing and irrevocable nature of this Guaranty, to the extent the Guarantor's waiver of any present or future right the Guarantor may have to revoke or otherwise terminate this Guaranty as provided below is not permitted by applicable law or is otherwise unenforceable, this Guaranty shall continue until revoked in writing by the Guarantor, or the Guarantor's Successors, and a copy of such revocation has been duly delivered to the Lender by certified or registered main at least sixty (60) days prior to the effective date of revocation. Such revocation shall not affect or impair the obligation of the Guarantor, or of the Guarantor's Successors, with respect to any of the Liabilities existing at the time of the receipt by the Lender of such revocation or which may arise out of or in connection any transactions previously entered into by the Lender or for the account of the Borrower. Any Liabilities that are revolving loans shall not be deemed repaid or reduced by reason of the collection and subsequent relending of the proceeds of accounts or similar collateral securing such loans.

         Section 10.5      Waivers, Payment of Costs and Other Agreements.

         A. TO INDUCE THE LENDER TO ENTER INTO THE TRANSACTIONS EVIDENCED BY THE NOTE AND THE OTHER LOAN DOCUMENTS, THE GUARANTOR ACKNOWLEDGES AND AGREES THAT SUCH TRANSACTIONS ARE COMMERCIAL TRANSACTIONS AND NOT CONSUMER TRANSACTIONS, AND WAIVES ANY RIGHT TO NOTICE AND A HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED, OR UNDER ANY OTHER FEDERAL OR STATE STATUTE OR STATUTES OR FOREIGN LAWS AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE LENDER'S ATTORNEYS TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER, AND WAIVES ANY CLAIM IN TORT, CONTRACT OR OTHERWISE AGAINST THE LENDER'S ATTORNEYS WHICH MAY ARISE OUT OF SUCH ISSUANCE OF A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER. FURTHER, IN THE EVENT THE LENDER SEEKS TO TAKE POSSESSION OF ANY OR ALL OF ANY COLLATERAL SECURING THIS GUARANTY BY COURT PROCESS OR OTHER METHOD AVAILABLE UNDER THE LAW, THE GUARANTOR IRREVOCABLY WAIVES ANY BOND AND ANY SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE,

COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER WITH RESPECT THERETO. SPECIFICALLY, THE GUARANTOR RECOGNIZES AND UNDERSTANDS THAT THE EXERCISE OF THE LENDER'S RIGHTS DESCRIBED ABOVE MAY RESULT IN THE ATTACHMENT OF OR LEVY AGAINST THE GUARANTOR'S PROPERTY, AND SUCH WRIT FOR A PREJUDGMENT REMEDY WILL NOT HAVE THE PRIOR WRITTEN APPROVAL OR SCRUTINY OF A COURT OF LAW OR OTHER JUDICIAL OFFICER AND THE GUARANTOR WILL NOT HAVE THE RIGHT TO ANY NOTICE OR PRIOR HEARING WHERE THE GUARANTOR MIGHT CONTEST SUCH A PROCEDURE. THE INTENT OF THE GUARANTOR IS TO GRANT TO THE LENDER FOR GOOD AND VALUABLE CONSIDERATION THE RIGHT TO OBTAIN SUCH A PREJUDGMENT REMEDY AND TO EXPRESS THE GUARANTOR'S BELIEF THAT ANY SUCH PREJUDGMENT REMEDY OBTAINED IS VALID AND CONSTITUTIONAL UNLESS A COURT OF COMPETENT JURISDICTION SHOULD DETERMINE OTHERWISE.

         B. THE GUARANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) NOTICE OF ACCEPTANCE OF THIS GUARANTY; (II) ANY RIGHT TO REVOKE OR OTHERWISE TERMINATE THIS GUARANTY; (III) NOTICE OF ANY EXTENSION OF CREDIT OR OTHER FINANCIAL ACCOMMODATION FROM TIME TO TIME GIVEN BY THE LENDER TO THE BORROWER AND THE CREATION, EXISTENCE OR ACQUISITION OF ANY LIABILITIES, INCLUDING, WITHOUT LIMITATION, NOTICE OF ADVANCES UNDER THE NOTE; (IV) NOTICE OF THE AMOUNT OF LIABILITIES OF THE BORROWER TO THE LENDER FROM TIME TO TIME OUTSTANDING; (V) NOTICE OF ANY ADVERSE CHANGE IN THE BORROWER'S FINANCIAL CONDITION OR OF ANY OTHER FACT WHICH MIGHT INCREASE GUARANTOR'S RISK; (VI) NOTICE OF DEMAND FOR PAYMENT, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR NONPAYMENT; (VII) NOTICE OF DEFAULT BY THE BORROWER; (VIII) NOTICE OF ALL OTHER DEMANDS AND NOTICES TO WHICH THE GUARANTOR MIGHT OTHERWISE BE ENTITLED, (IX) ANY DUTY ON THE PART OF THE LENDER TO DISPOSE OF ANY COLLATERAL IN A COMMERCIALLY REASONABLE MANNER, EXCEPT TO THE EXTENT REQUIRED BY LAW, AND (X) ANY NECESSITY, WHETHER SUBSTANTIVE OR PROCEDURAL, THAT JUDGMENT PREVIOUSLY BE RENDERED AGAINST THE BORROWER OR ANY OTHER PERSON, OR THAT THE BORROWER OR ANY OTHER PERSON BE JOINED IN SUCH CAUSE, OR THAT A SEPARATE ACTION BE BROUGHT AGAINST THE BORROWER OR ANY OTHER PERSON.

         C. THE GUARANTOR AND THE LENDER MUTUALLY HEREBY EXPRESSLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS THAT ANY OF THEM MAY HAVE TO TRIAL BY JURY (I) IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY

ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, AND THE GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBSECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTOR TO THE WAIVER OF THE GUARANTOR'S RIGHT TO TRIAL BY JURY.

         D. TO THE EXTENT NOT OTHERWISE EXPRESSLY PROVIDED HEREIN, THE GUARANTOR EXPRESSLY WAIVES ALL DEFENSES BASED ON SURETYSHIP OR IMPAIRMENT OF COLLATERAL.

         E. The Guarantor shall not exercise, and hereby fully subordinates to the Liabilities, any rights that the Guarantor may now or hereafter acquire against the Borrower or any Guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any Other Guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including without limitation, the right to take or receive from the Borrower or any Other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until all of the Liabilities and all other amounts payable under this Guaranty shall have been indefeasibly paid in full in cash and any commitment on the part of the Lender to extend further Liabilities to the Borrower shall have expired or terminated. If any amount shall be paid to the Guarantor in violation of this Section at any time, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender for credit and application to the Liabilities and all other amounts payable under this Guaranty, whether matured or unmatured, in such manner and order of priority as the Lender shall determine, in its sole discretion.

         F. THE GUARANTOR ACKNOWLEDGES THAT THE GUARANTOR MAKES THE WAIVERS AND AGREEMENTS SET FORTH IN SUBSECTIONS (A), (B), (C), (D) AND (E) ABOVE KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF

THOSE WAIVERS WITH THE GUARANTOR'S ATTORNEYS, AND THAT THESE WAIVERS CONSTITUTE A MATERIAL INDUCEMENT FOR THE LENDER TO MAKE THE LOAN. THE GUARANTOR FURTHER ACKNOWLEDGES THAT THE LENDER HAS NOT AGREED WITH OR REPRESENTED TO THE GUARANTOR OR ANY OTHER PERSON THAT THE PROVISIONS OF SUBSECTIONS (A), (B), (C), (D) AND
(E) ABOVE WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         G. The Guarantor agrees to pay all reasonable costs and expenses, including attorneys fees, arising out of or with respect to the validity, enforcement, realization, protection or preservation of this Guaranty or any of the Liabilities.

         H. If, for any reason, the Borrower is under no legal obligation to discharge any Liabilities or if any Liabilities have become irrecoverable from the Borrower by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Liabilities. In the event that acceleration of the time for payment of any Liabilities is stayed upon the bankruptcy of the Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Loan Documents shall be immediately due and payable by the Guarantor, without notice or demand.

         Section 10.6 No Reductions. All payments by the Guarantor shall be made in lawful money of the United States of America in immediately available funds, without any reduction or deduction whatsoever, including without limitation any reduction or deduction for any set-off, counterclaim (whether sounding in tort, contract or otherwise), reduction, defense of any kind or nature which the Guarantor has or may have against the Lender, or any assignee or successor thereof, or any and all current and future taxes, levies, imposts, duties, charges, fees, deductions, withholdings, liabilities, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (collectively or individually called "TAXES"). If any withholding or deduction from any payment to be made by the Guarantor is required for any Taxes, then the Guarantor will pay to the Lender on the date on which such payment is made (if not otherwise paid to the appropriate taxing authority), such additional amount as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such withholding or deduction been required. The Guarantor will deliver promptly to the Lender certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Guarantor. The Guarantor will indemnify the Lender for the full amount of Taxes paid by the Lender and any liability (including penalties, interest and expenses (including reasonable attorneys' fees and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted by the relevant government authority.

         Section 10.7 Set-off. The Guarantor hereby gives the Lender a lien, security interest and right of setoff for all of the Guarantor's indebtedness, obligations and other liabilities to the Lender, whether now existing or hereafter arising, upon and against all the Guarantor's deposits (general or special, time or demand, provisional, or final, or trust or agency account), credits, collateral and property now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under common control of Fleet Financial Group, or in transit to any of them. The Lender may, at any time and from time to time after the occurrence of an Event of Default (as defined in the Credit Agreement), without notice (any such notice being expressly waived by the Guarantor), apply or set off the same, or any part thereof, to any indebtedness, obligation or liability of the Guarantor to the Lender, even though unmatured, irrespective of whether or not the Lender shall have made any demand under the Credit Agreement or any other Loan Document and regardless of the adequacy of any other collateral securing the Liabilities. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO MARSHAL OR OTHERWISE EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OR ALL OF THE LIABILITIES PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR ARE HEREBY KNOWINGLY, VOLUNTARILY OR IRREVOCABLY WAIVED. The rights of the Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

         Section 10.8 Independent Investigation. The Guarantor is fully aware of the financial condition of the Borrower. The Guarantor delivers this Guaranty based solely upon its own independent investigation and in no part upon any representation or statement of the Lender with respect thereto or with respect to the Liabilities as they may now or hereafter exist. The Guarantor acknowledges that the Guarantor is in a position to, and hereby assumes full responsibility for, obtaining from time to time any additional information concerning the Borrower's financial condition as the Guarantor may deem material to its obligations hereunder and the Guarantor is not relying upon, nor expecting the Lender to furnish to the Guarantor, any information in the Lender's possession, from time to time, concerning the Borrower's financial condition, the Liabilities, or any collateral. The Guarantor knowingly accepts the full range of risk encompassed within a contract of "continuing guaranty" which risk includes the possibility that the Borrower will contract additional indebtedness for which the Guarantor may be liable hereunder after the Borrower's financial condition or ability to pay its lawful debts when they fall due has deteriorated. The Guarantor agrees that the Lender is in no respect obligated to inquire into the rights or powers of the Borrower to incur the Liabilities or grant security interests, liens or mortgages upon any collateral security such Liabilities, or to inquire into the authority of any officer, director or employee of the Borrower.

                                   ARTICLE XI0

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 11.1 Guarantor Representations, Warranties and Covenants. The Guarantor hereby represents, warrants and further covenants that:

         A. The Guarantor is a Connecticut corporation and has the authority and power to execute this Guaranty and to incur the obligations hereunder and thereunder.



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

         B. To the best knowledge of the Guarantor, neither the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the terms and conditions of this Guaranty is prevented or limited by or conflicts with or results in a breach of the terms, conditions or provisions of any contractual or other restriction on the Guarantor or any agreement or instrument of whatever nature to which the Guarantor is now a party or by which the Guarantor or the Guarantor's property is bound or constitutes a default under any of the foregoing, except where such conflict, breach or default could not reasonably be expected to result in a Material Adverse Effect (as such term is defined in the Credit Agreement).

         C. The Guarantor has received and will receive a direct and material financial benefit from the accommodations extended by the Lender to the Borrower.

         D. All authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party, or in connection with the performance of the Guarantor's obligations hereunder or thereunder have been obtained as required hereunder or by law.

         E. There is no action or proceeding pending or threatened against the Guarantor before any court or administrative agency that might materially adversely affect the ability of the Guarantor to perform the Guarantor's obligations under this Guaranty.

                                  ARTICLE XII0

                         NOTICE AND SERVICE OF PROCESS,
                           PLEADINGS AND OTHER PAPERS

         Section 12.1      Jurisdiction, Consent to Service of Process.

         A. The Guarantor hereby irrevocably submits, for itself and its property, to the nonexclusive jurisdiction of any Connecticut State or United States Federal court sitting in the State of Connecticut, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the other Loan Documents, or for recognition or enforcement of any judgment, and the Guarantor hereby irrevocably and unconditionally agrees that all claims in respect to such action or proceeding may be heard and determined in such Connecticut State or Federal court. The Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at the address specified in Section 3.2 of this Guaranty. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 3.1A. shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect any right that the Lender may otherwise have to bring an action or proceeding relating to this Guaranty or the other Loan Documents against the Guarantor or its properties in the courts of any other jurisdiction.



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

         B. The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any Connecticut State or Federal Court (or other State or Federal Court chosen by the Lender as provided above). The Guarantor hereby further irrevocable waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         C. To the extent that the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise,) with respect to the Guarantor or its property, the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Documents.

         Section 12.2 Notices. Except as otherwise expressly provided herein, all notices, demands, requests, and other communications given under this Guaranty shall only be effective if they are (a) in writing, (b) sent by hand delivery, by facsimile transmission, by reputable express delivery service, or by certified or registered mail, postage prepaid, and (c) (i) when delivered to the addressee by hand, (ii) when received by the addressee as evidenced by a return receipt signed by the addressee or its agent, and (iii) in the case of facsimile transmissions, when transmitted, answer back received:

                  (A) If to the Lender, to it at:

                           Fleet National Bank
                           777 Main Street
                           Hartford, CT  06115
                           Attn:    Matthew E. Hummel, Vice President
                           Telephone No: (860) 986-4923
                           Telecopier No.: (860) 986-3450

                  With a copy to:

                           Robinson & Cole LLP
                           280 Trumbull Street
                           Hartford, CT 06103-3597
                           Attn:    Michael F. Maglio, Esq.
                           Telephone No.: (860) 275-8274
                           Telecopier No.: (860) 275-8299



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

                  (B) If to the Guarantor, to it at:

                           Trident, Inc.
                           1114 Federal Road
                           Brookfield, CT 06804
                           Attn: J. Leo Gagne, Vice President
                           and Chief Financial Officer
                           Telephone No. (860) 740-9333
                           Telecopier No. (860) 740-7355

                  With a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           Boston, MA  02109
                           Attn:    John J. Egan, Esq.
                           Telephone No.: (617) 570-1514
                           Telecopier No.: (617) 570-8150


or to such other address (and/or facsimile transmission number) as the Guarantor or the Lender, as the case may be, shall have specified in the latest unrevoked notice sent to the other in accordance with this Section 3.2.

                                  ARTICLE XIII0

                                     GENERAL

         Section 13.1 No Remedy Exclusive; Effect of Waiver; Entire Agreement. No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other available right or remedy, but each and every such right and remedy shall be cumulative and shall be in addition to every other right and remedy given under this Guaranty, any other Loan Document or now or hereafter existing at law or in equity. In order to entitle the Lender to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized. A waiver on one occasion shall not be a bar to or waiver of any right of any other occasion. The Guarantor acknowledges that this Guaranty supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the transaction giving rise to the execution hereof, and is intended as a final expression and a complete and exclusive statement of the terms of this Guaranty.

         Section 13.2 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Guaranty shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.



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

         Section 13.3 . Connecticut Law. This Guaranty, and all transactions, assignments and transfers hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Connecticut (without regard to its conflicts of law provisions). It is the express intention of the Guarantor and the Lender that the laws of the State of Connecticut (but not its conflicts of law provisions) apply to the entirety of the transactions evidenced by this Guaranty.

         Section 13.4 Other Guarantors. The Guarantor acknowledges that other individuals or entities have or may also from time to time guaranty the Liabilities (including each other guarantor, the "OTHER GUARANTORS"), in which event the liability of the Guarantor hereunder shall be joint and several. The Guarantor further acknowledges that the failure of any of the Other Guarantors, if any, to execute and deliver their respective guarantees shall not discharge the liability of the Guarantor under this Guaranty.

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty on the date first above written.

WITNESSES:

                                       TRIDENT, INC.


/s/ Daniel Ferrigno                    By      /s/ J. Leo Gagne
--------------------------------               ---------------------------------
                                               J. Leo Gagne
                                               Its Vice President



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